UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Date and Time

November 10, 2016, 3:00 p.m. (Pacific Time)

Place

Darryl F. Zanuck Theatre at Fox Studios
10201 West Pico Boulevard
Los Angeles, California 90035

Record Date

October 11, 2016

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting in person, we encourage you to vote in advance by:
visiting www.proxyvote.com (Common Stock) or www.investorvote.com.au (CDIs)
mailing your signed proxy card or voting instruction form
calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903 (Common Stock only)

Items to be Voted

■	elect the 11 Directors identified in the attached proxy statement to the Board of Directors (the “Board”) of News Corporation (the “Company”);
■	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017;
■	consider an advisory vote to approve executive compensation;
■	consider the stockholder proposal described in the attached proxy statement, if properly presented at the Annual Meeting; and
■	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Eligibility to Vote

While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on October 11, 2016, the Record Date, are entitled to notice of, and to vote on the matters to be presented at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock and holders of CDIs exchangeable for shares of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Michael L. Bunder
Corporate Secretary

October 12, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 10, 2016
The proxy statement and annual report for the fiscal year ended June 30, 2016 are available at www.proxyvote.com.

We are making the proxy statement and the form of proxy first available on or about October 12, 2016.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. Fiscal 2017, fiscal 2016, fiscal 2015 and fiscal 2014 will include or included 52, 53, 52 and 52 weeks, respectively. Unless otherwise noted, all references to the fiscal years ended June 30, 2017, June 30, 2016, June 30, 2015 and June 30, 2014 relate to the fiscal years ended July 2, 2017, July 3, 2016, June 28, 2015 and June 29, 2014, respectively. For convenience purposes, the Company continues to date its financial statements as of June 30.

PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

Date and Time:	November 10, 2016 at 3:00 p.m. (Pacific Time)
Place:	Darryl F. Zanuck Theatre at Fox Studios 10201 West Pico Boulevard Los Angeles, California 90035
Record Date:	October 11, 2016
Voting:	■
Holders of Class B Common Stock are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; by completing and returning their proxy card or voting instruction form; or in person at the Annual Meeting

■ Holders of Class B CDIs are entitled to vote by Internet at www.investorvote.com.au; or by completing and returning their voting instruction form

Voting Matters

	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of 11 Directors	5	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal 2017	23	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Executive Compensation	27	Majority of votes cast	FOR
Proposal No. 4: Stockholder Proposal	62	Majority of votes cast	AGAINST

Corporate Governance Highlights

■	Continuing strong independent Board leadership. In recognition of his leadership and skills, the independent Directors re-elected Peter L. Barnes as the independent Lead Director for an additional one-year term.
■	Expanding our stockholder engagement. In fiscal 2016, the independent Directors identified stockholder outreach as an area of priority and directed the expansion of the Company’s engagement program to include a specific focus on corporate governance. Our Board and our senior management engaged with unaffiliated stockholders representing over 35% of the outstanding Class B Common Stock and approximately 60% of the outstanding Class A Common Stock. Our independent Lead Director directly participated, in person or by telephone, in engagement with unaffiliated stockholders representing approximately 35% of the outstanding Class B Common Stock and over 20% of the outstanding Class A Common Stock.
■	Increasing transparency to stockholders. We expanded voluntary disclosures in our proxy statement on topics including stockholder engagement, the Board’s role in strategy and performance metrics used to determine executive compensation.
■	Updating key governance policies. Over the past year, our Board has amended the Statement of Corporate Governance, the Insider Trading and Confidentiality Policy and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters to promote best corporate governance practices.

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PROXY SUMMARY

Corporate Governance Practices

■	Annual Election of All Directors	■	All Audit Committee Members are “Audit Committee Financial Experts”
■	Majority Vote Standard and Director Resignation Policy in Uncontested Director Elections	■	Compensation Committee Oversees Chief Executive Officer (“CEO”) Succession Planning Process
■	Independent Lead Director with Robust Responsibilities	■	Robust Anti-Corruption Compliance Program including Compliance Steering Committee overseen by the Audit Committee
■	Standing Board Committees Comprised Solely of Independent Directors	■	Active Stockholder Engagement Program with Unaffiliated Class A and Class B Stockholders
■	Executive Sessions of Independent Directors Held at Every Regular Board Meeting	■	Comprehensive Standards of Business Conduct and Statement of Corporate Governance
■	Annual Board and Committee Self-Evaluations	■	Commitment to Corporate Diversity
■	Risk Oversight by the Board and Committees

Board Nominees

Director	Age	Gender	Director Since	Independent	Other Reporting Company Directorships	Committee Memberships		
						Audit	Compensation	Nominating & Corporate Governance
K. Rupert Murdoch ***Executive Chairman***	85	M	2013		1			
Lachlan K. Murdoch ***Co-Chairman***	45	M	2013		1			
Robert J. Thomson ***Chief Executive Officer***	55	M	2013		0			
José María Aznar	63	M	2013	X	0			Chair
Natalie Bancroft	36	F	2013	X	0		Member	Member
Peter L. Barnes ***Lead Director***[(a)]	73	M	2013	X	0	Chair*	Member	
Elaine L. Chao	63	F	2013	X	3	Member*		Member
Joel I. Klein	69	M	2013		1			
James R. Murdoch	43	M	2013		1			
Ana Paula Pessoa	49	F	2013	X	0	Member*		
Masroor Siddiqui	44	M	2013	X	0	Member*	Chair	

Chair

Member

* Audit Committee Financial Expert

(a)	For more details on the Board’s leadership structure, including the role and responsibilities of the independent Lead Director, see “Corporate Governance Matters—Board Leadership Structure” beginning on page 13.

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2016 Proxy Statement

PROXY SUMMARY

Board Nominee Diversity

Fiscal 2016 Business Highlights

■	The Company reported fiscal 2016 total revenues of $8.3 billion, a decrease of 3% over the prior year.
■	Income from continuing operations was $235 million for fiscal 2016 as compared to $367 million in the prior year. The Company reported fiscal 2016 Total Segment EBITDA* of $684 million, which includes the impact of a one-time charge of $280 million for the settlement of litigation and related claims involving the Company’s News America Marketing division and a one-time gain of $122 million for the settlement of litigation between Move, Inc. (“Move”), in which the Company owns an 80% interest, and Zillow, Inc. (“Zillow”), as compared to $945 million in the prior year. Excluding those settlements, Total Segment EBITDA would have been $842 million.
■	The Company reported fiscal 2016 net cash provided by continuing operating activities of $952 million. The Company reported fiscal 2016 free cash flow available to News Corporation* of $610 million compared to $595 million in the prior year.
■	In September 2015, the Company acquired Unruly Holdings Limited (“Unruly”), a leading global video distribution platform that is focused on delivering branded video advertising across websites and mobile devices.
■	In February 2016, REA Group Limited (“REA Group”), in which the Company holds a 61.6% interest, increased its investment in iProperty Group Limited (“iProperty”), which operates leading property sites throughout Southeast Asia, from 22.7% to approximately 86.9%.
■	On June 30, 2016, the Company announced that it had agreed to acquire Wireless Group plc (“Wireless Group”), which operates TalkSPORT, the leading sports radio network in the U.K., and a portfolio of radio stations in the U.K. and Ireland. The acquisition of Wireless Group was completed in the first quarter of fiscal 2017.
*	Total Segment EBITDA and free cash flow available to News Corporation are non-GAAP financial measures. For information on these non-GAAP financial measures, as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2016 on pages 48-49 for Total Segment EBITDA and pages 65-66 for free cash flow available to News Corporation.

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PROXY SUMMARY

Executive Compensation Highlights

■	Increasing “at-risk” compensation. For fiscal 2016, the performance-based portion of total direct compensation increased for our CEO, Chief Financial Officer (“CFO”) and General Counsel.
■	Demonstrating alignment of pay with performance. Based on Company results relative to applicable performance metrics, the fiscal 2016 Annual Incentive Awards paid out at 100 to 133.33% of target, and the fiscal 2014-2016 performance stock units (“PSUs”) paid out at 80% of target.
■	Further enhancing compensation governance. In fiscal 2016, the Board and the Compensation Committee increased required equity ownership multiples for our Non-Executive Directors (as defined herein), CEO and CFO and implemented an anti-pledging policy for executive officers and Directors, among other enhancements.

Executive Compensation Governance Practices

We Pay for Performance		We Seek to Mitigate Compensation-Related Risk
■	A significant portion of our named executive officers’ (“NEOs”’) total direct compensation is “at-risk”: ► 80% for the Executive Chairman ► 80% for the CEO ► 73% for the CFO ► 59% for the General Counsel	■	Annual compensation risk assessment
		■	Clawback policy for NEOs covering both cash and equity compensation
		■	Anti-hedging and anti-pledging policy applicable to all executive officers and Directors
■	100% of equity compensation and 66.7% of annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance goals	■	Rigorous stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
		■	No guaranteed bonuses
■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company	■	Performance on ethics and compliance objectives impacts payout of discretionary portion of annual cash incentive awards

For additional information, see the “Compensation Discussion and Analysis,” which begins on page 29, and the Summary Compensation Table and other related tables and disclosure in “Executive Compensation,” which begins on page 45.

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2016 Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board has nominated 11 Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the Directors may reduce the size of the Board or the proxy holders (as defined herein) will exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown are as of October 12, 2016. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

John Elkann resigned from the Board effective September 30, 2016. The Board thanks Mr. Elkann for his service and contributions. The Board is focused on Board succession planning and is currently conducting a search process, which includes engagement of an independent search firm, to identify an additional independent Director to join the Board.

K. Rupert Murdoch AC, age 85 Executive Chairman Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1979-present)
K. Rupert Murdoch AC has served as the Company’s Executive Chairman since December 2012. He has been Executive Chairman of the Company’s former parent, Twenty-First Century Fox, Inc. (formerly named News Corporation) (“21st Century Fox”), a diversified global media and entertainment company, since July 2015, after serving as its Chief Executive Officer from 1979 to July 2015 and its Chairman since 1991. Since July 2016, he has served as Chairman and acting Chief Executive Officer of 21st Century Fox subsidiaries Fox News Channel and Fox Business Network. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company and 21st Century Fox from the single, family-owned Australian newspaper he took over in 1953 to the global public media companies they are today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s businesses and provides strong operational leadership and broad strategic vision for the Company’s future.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Lachlan K. Murdoch, age 45 Co-Chairman Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1996-present)
Lachlan K. Murdoch has been Co-Chairman of the Company since March 2014. He has been Executive Chairman of 21st Century Fox since July 2015, after serving as its Co-Chairman since March 2014. He has served as Executive Chairman of Nova Entertainment Group, an Australian media company, since 2009. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. He served as a Director of Ten Network Holdings Limited, an Australian media company, from December 2010 to March 2014 and as its Non-Executive Chairman from February 2012 to March 2014, after serving as its Acting Chief Executive Officer from February 2011 to January 2012. Mr. L.K. Murdoch served as an advisor to 21st Century Fox from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations and the media industry, as well as management and strategic skills, to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within 21st Century Fox, including currently as Executive Chairman, and at various operating units within the Company, in particular as head of News Limited (now known as News Corp Australia) and the New York Post.

Robert J. Thomson, age 55 Chief Executive Director since: June 2013
Robert J. Thomson has served as the Company’s Chief Executive since January 2013. He served as Editor- in-Chief of Dow Jones and Managing Editor of The Wall Street Journal from 2008 to 2012. Mr. Thomson previously served as Publisher of Dow Jones from 2007 to 2008, after serving as Editor of The Times of London from 2002 to 2007. Prior to that role, he was Managing Editor of the U.S. edition of the Financial Times.

Through his position as the Company’s Chief Executive, Mr. Thomson has an intimate knowledge of the Company’s operations. Mr. Thomson has extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor. Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. and also greatly expanded its global reach through the digital initiatives of WSJ.com. As Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. His keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

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2016 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

José María Aznar, age 63 Director since: June 2013 Committees: Nominating and Corporate Governance (Chair)
José María Aznar has served as the President of the Foundation for Social Studies and Analysis, a political research and educational organization focused on Spain, since 1989. Mr. Aznar has served on the Board of Directors of Afiniti, a developer of artificial intelligence systems, since 2016. Mr. Aznar has been a senior advisor to the Global Board of DLA Piper LLP since 2015 and a member of the International Advisory Board of Barrick Gold Corporation since 2011. From 2011 until 2015, Mr. Aznar was a Distinguished Fellow at the Johns Hopkins University Paul H. Nitze School of Advanced International Studies, where he was also Chairman of the Atlantic Basin Initiative. He was previously a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University from 2004 to 2011. Mr. Aznar is the Honorific President of the Partido Popular of Spain and served as its Executive President from 1990 to 2004. Mr. Aznar was a member of The State Council of Spain from 2005 to 2006 and served as the President of Spain from 1996 to 2004. Mr. Aznar served as a Director of 21st Century Fox from 2006 until June 2013.

Mr. Aznar, with his extensive experience, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world. He has a unique and deep knowledge with respect to several countries in which the Company operates.

Natalie Bancroft, age 36 Director since: June 2013 Committees: Compensation; Nominating and Corporate Governance
Natalie Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland. Ms. Bancroft has a culturally diverse background, having lived across Europe, and speaks several languages fluently. Ms. Bancroft served as a Director of 21st Century Fox from 2007 until June 2013.

Ms. Bancroft brings public company board and committee experience to the Board gained from her service as a current Director and member of both the Company’s Compensation and Nominating and Corporate Governance Committees, and as a former Director of 21st Century Fox and member of its Nominating and Corporate Governance Committee. Ms. Bancroft’s public company board and committee service and international experience add valuable perspective to the deliberations of the Board.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Peter L. Barnes, age 73 Lead Director Director since: June 2013 Committees: Audit (Chair); Compensation
Peter L. Barnes has been the Lead Director of the Company since June 2013. Mr. Barnes was a Director of Metcash Limited, a wholesale distribution and marketing company, from 2005 until August 2015, having served as its Chairman since 2010 and as a Director of its predecessor from 1999 to 2005. Mr. Barnes was also formerly a Director of Ansell Limited from 2001 to 2012, having served as its Chairman from 2005 to 2012. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc. Mr. Barnes served as a Director of 21st Century Fox from 2004 until June 2013.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

Elaine L. Chao, age 63
Director since: June 2013

Committees: Audit; Nominating and Corporate Governance

Other Current Reporting Company Directorships: Ingersoll-Rand PLC (2015-present); Vulcan Materials Company (2015-present); Wells Fargo & Co. (2011-present)

Elaine L. Chao served as the 24th U.S. Secretary of Labor from 2001 to 2009. Ms. Chao joined the Hudson Institute, a public policy and research organization based in Washington, D.C., as a Distinguished Fellow in June 2016. She is also chairwoman of the Ruth Mulan Chu Chao Foundation. Ms. Chao was previously a Distinguished Fellow at the Heritage Foundation, a research and educational organization based in Washington D.C., from 2009 to June 2016. Ms. Chao previously served as President and Chief Executive Officer of United Way of America. Her prior government service includes serving as Director of the Peace Corps and as Deputy Secretary at the U.S. Department of Transportation. Prior to her government service, she was Vice President of Syndications at Bank of America and a banker with Citicorp. Ms. Chao was formerly a Director of 21st Century Fox from 2012 until 2013, Dole Food Company, Inc. from 2009 until 2013 and Protective Life Corporation from 2011 until 2015.

Ms. Chao’s work in the public, private and non-profit sectors includes vast experience leading large scale, complex and highly visible organizations. She offers the Board valuable insights on macroeconomics, competitiveness, workforce and pension issues and corporate governance as well as an extensive knowledge of the U.S. government at the federal and state levels and the non-profit sector.

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2016 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Joel I. Klein, age 69 Director since: June 2013 Other Current Reporting Company Directorships: Boston Properties, Inc. (2013-present)
Joel I. Klein has served as the Chief Policy and Strategy Officer of Oscar Insurance Corporation, a health insurance company with a focus on technology, since January 2016. Mr. Klein served as Chief Executive Officer of Amplify, a digital education business formerly owned by the Company, from 2011 until the Company’s sale of Amplify in September 2015, and as an Executive Vice President, Office of the Chairman of the Company from June 2013 until December 2015. Mr. Klein previously served as a Director and Executive Vice President of 21st Century Fox from 2011 until June 2013. He was the Chancellor of the New York City public school system from 2002 through 2010. He was the U.S. Chairman and Chief Executive Officer of Bertelsmann, Inc. and Chief U.S. Liaison Officer to Bertelsmann AG from 2001 to 2002. Mr. Klein also served with the Clinton administration in a number of roles, including Deputy White House Counsel from 1993 to 1995. Mr. Klein also serves on the Board of Boston Properties, Inc., where he is the lead independent director.

Mr. Klein contributes deep knowledge of the Company and its businesses gained through his roles at News Corporation and 21st Century Fox. Mr. Klein brings to the Board strong leadership skills gained from his decades of service in senior executive roles in the private and public sectors, as well as legal expertise.

James R. Murdoch, age 43 Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (2007-present)
James R. Murdoch has been the Chief Executive Officer of 21st Century Fox since July 2015, after serving as its Co-Chief Operating Officer from March 2014 to July 2015. He previously served as the Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International of 21st Century Fox from 2011 to 2014, after serving as 21st Century Fox’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Since April 2016, Mr. J.R. Murdoch has served as Chairman of Sky plc (formerly British Sky Broadcasting Group), a pan-European digital television provider in which 21st Century Fox holds an approximate 39% interest, where he has served as a Director since 2003, as Chief Executive Officer from 2003 to 2007 and as Chairman from 2007 to 2012. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21st Century Fox, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of 21st Century Fox, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch was formerly a Director of GlaxoSmithKline plc from 2009 to 2012 and Sotheby’s from 2010 to 2012. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch brings to the Board deep expertise from having served in a number of leadership positions within 21st Century Fox and at its affiliates over the past two decades, culminating in his appointment as Chief Executive Officer in 2015. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Ana Paula Pessoa, age 49 Director since: June 2013 Committees: Audit
Ana Paula Pessoa has been the Chief Financial Officer of the 2016 Olympic and Paralympic Summer Games in Rio de Janeiro since September 2015. She previously served as a Partner at Brunswick Group, an international corporate communications firm, from May 2012 to August 2015. Ms. Pessoa was a founding Partner of Black-Key Participações SA, which invests in digital start-up companies in Brazil, before selling her position in March 2015. She was also an investor and a partner of Neemu.com, an e-commerce technology firm, before selling her position in August 2015. She is also the founder of Avanti SC, a strategic planning consulting firm, where she has served as a consultant since 2000. Ms. Pessoa previously served in numerous roles during her 18-year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Economico, a financial newspaper in Brazil, and Zap Internet, an online classified service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011. Ms. Pessoa currently serves on the Board of Directors of Vinci S.A., a French infrastructure company, and is a member of the Strategy and Investments Committee. She also serves as a member of the Audit Committee of Fundacao Roberto Marinho, as a member of the Rio de Janeiro City Council and as a member of the advisory board of The Nature Conservancy Brasil.

During her tenure at Globo, Ms. Pessoa gained extensive experience in its newspaper, Internet, cable and satellite television and telecom operations. Along with this media expertise, she brings to the Board strong business development and financial skills.

Masroor Siddiqui, age 44 Director since: June 2013 Committees: Audit; Compensation (Chair)
Masroor Siddiqui is the Chief Executive Officer of Naya Capital Management UK Limited (formerly Naya Management LLP), an investment firm he co-founded in May 2012. He was previously a Partner at The Children’s Investment Fund Management (UK) LLP, a hedge fund, from 2009 to 2011 and a Managing Director at Canyon Partners, an investment firm, from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

Mr. Siddiqui has significant experience in investing with a focus on media investments. He offers the Board valuable insights on global markets and industries relevant to the Company’s businesses.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

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2016 Proxy Statement

CORPORATE GOVERNANCE MATTERS

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board regularly reviews and updates its compliance and training programs and corporate governance policies and practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s business. Our corporate governance practices include:

Board Composition and Practices	■	Majority of independent Directors
	■	Independent Lead Director with robust responsibilities
	■	Executive sessions of independent Directors held at every regular Board meeting
	■	Annual Board and committee self-evaluations
Board Committees	■	Standing Board Committees comprised solely of independent Directors
	■	Committees authorized to retain independent advisors
	■	All Audit Committee members are “audit committee financial experts”
	■	Compensation Committee oversees CEO succession planning process
Stockholder Rights and Engagement	■	Annual election of all Directors
► Majority vote standard and Director resignation policy in uncontested Director elections
	■	Annual stockholder advisory vote to approve executive compensation
	■	Active stockholder engagement program with our unaffiliated Class A and Class B stockholders
Risk and Compliance Oversight	■	Board oversees management’s identification and management of risk
► Involvement at both full Board and individual committee level
	■	Audit Committee assists the Board in its oversight of the Anti-Corruption Compliance Program and the activities of the Company’s Compliance Steering Committee
Equity and Compensation	■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
	■	Prohibitions on hedging and pledging Company stock by executive officers and Directors
	■	Clawback policy for executive officers covering both cash and equity compensation

Corporate Governance Policies

The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board and its committees, Director independence, Board membership criteria, Director compensation and equity ownership requirements and management evaluation and succession.

The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company.

The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. To promote further ethical and responsible decision-making, the Board has established the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”).

The Statement of Corporate Governance, the Standards of Business Conduct, the Code of Ethics and each of the Board committee charters are available on the Company’s website at newscorp.com under “About

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CORPORATE GOVERNANCE MATTERS

Us—Corporate Governance” and in print to any stockholder who requests them from the Corporate Secretary at our principal executive offices: News Corporation, 1211 Avenue of the Americas, New York, New York 10036. If the Company amends or waives the

Standards of Business Conduct or the Code of Ethics with respect to an executive officer or Director, it will post the amendment or waiver at the same location on its website.

Stockholder Engagement

The Board believes that continual and transparent communication with our stockholders is a key component of strong corporate governance. In fiscal 2016, the independent Directors identified stockholder outreach as an area of priority and directed the expansion of the Company’s engagement program to include a specific focus on corporate governance. Our Board and our senior management engaged with unaffiliated stockholders representing over 35% of the outstanding Class B Common Stock and approximately 60% of the outstanding Class A Common Stock. Our independent Lead Director directly participated, in person or by telephone, in engagement with unaffiliated stockholders representing approximately 35% of the outstanding Class B Common Stock and over 20% of the outstanding Class A Common Stock. The Board strongly values the feedback our stockholders have provided on a wide range of topics including Board oversight of our business strategy, capital allocation, corporate governance, Board composition, management succession planning, executive compensation, sustainability and the Company’s financial and operating performance. This input is shared with the Board and its relevant committees and informs the Company’s strategy and policies as we seek to build long-term value for our stockholders.

Annual Director Elections and Majority-Voting Policy

All Directors are elected annually by our stockholders. In an uncontested election, each Director must be elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. In a contested election, each Director will be elected by a plurality of votes cast. Under the Company’s Amended and Restated By-laws (the “By-laws”), an incumbent Director who does not receive a majority of votes cast in an uncontested election must submit his or her resignation to the Board within 10 days. Within 90 days of the date of the certification of the election results, the Board will determine, considering all factors it deems relevant (including those set forth in our Statement of Corporate Governance), whether to accept the resignation.

Director Independence

Our Statement of Corporate Governance requires that the Board be comprised of a majority of “independent directors” in accordance with the listing rules of the NASDAQ Stock Market (“NASDAQ”). The Board, upon the recommendation of the Nominating and Corporate Governance Committee, will review and determine the independence of each Director at least annually and at other times as appropriate. The Board considers all relevant facts and circumstances in making an independence determination as to each Director, including but not limited to any relationships and transactions between the Director (and his or her immediate family members and affiliated entities) and the Company and its affiliates.

As a result of its review, the Board affirmatively determined that Mmes. Bancroft, Chao and Pessoa and Messrs. Aznar, Barnes and Siddiqui are independent under the standards adopted by the Company and set forth in the NASDAQ listing rules. The Board also determined that John Elkann, who served on the Board during fiscal 2016, was independent.

Independent Oversight and Executive Sessions of Independent Directors

The Board believes its independent oversight function is further enhanced by our Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent Directors.

In addition, the independent Directors of the Board generally meet in executive session without management present at every regularly scheduled Board meeting. During fiscal 2016, the independent Directors met in executive session at all six Board meetings.

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Board Leadership Structure

■	Executive Chairman: K. Rupert Murdoch	■	Co-Chairman: Lachlan K. Murdoch
■	Independent Lead Director: Peter L. Barnes	■	Chief Executive: Robert J. Thomson

Mr. K.R. Murdoch serves as the Executive Chairman of the Board, while Mr. Thomson serves as the Chief Executive Officer and a Director. Both Mr. K.R. Murdoch and Mr. Thomson are considered executive officers of the Company. Our Statement of Corporate Governance provides that the Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an independent Director, an independent Director shall be designated by a majority of the independent Directors of the Board to serve as Lead Director for a period of at least one year. Mr. Barnes, an independent Director, currently serves as our Lead Director. The remaining Directors include Mr. L.K. Murdoch, our Co-Chairman, and seven other Directors (five of whom are independent). A majority of the Directors are independent.

The Board believes our current leadership structure is effective and serves the best interests of our stockholders at this time. The Board believes that this structure allows our Chief Executive to focus on his duties in managing the day-to-day operations of the Company, while benefiting from Mr. K.R. Murdoch’s and Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses. In addition, the Board believes that the role of the Lead Director is structured with sufficient authority to serve as a counter-balance to management.

Lead Director Duties and Responsibilities
■	presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the Non-Executive Directors and the independent Directors	■	calling meetings of the Non-Executive Directors and/or independent Directors, if desired
		■	participating in the Compensation Committee’s evaluation of the performance of the CEO
■	communicating to the Chairman feedback from executive sessions as appropriate	■	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee
■	serving as liaison between the Chairman and the independent Directors
■	meeting with the Audit Committee and/or the Compliance Steering Committee periodically	■	supervising the Board’s determination of the independence of its Directors
■	approving Board meeting agendas and information sent to the Board	■	ensuring his or her availability for consultation and direct communications, if requested by major stockholders
■	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

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CORPORATE GOVERNANCE MATTERS

Peter L. Barnes has served as Lead Director since June 2013. In recognition of his strong leadership and skills, the independent members of the Board re-elected Mr. Barnes as Lead Director in August 2016 for a term of one year. In fiscal 2016, Mr. Barnes performed duties beyond the required duties set forth above, which included:

■	attending meetings of the Nominating and Corporate Governance Committee, of which Mr. Barnes is not a member;
■	regularly consulting with other independent Directors between meetings;
■	regularly meeting with senior management, including to report feedback from the independent Directors; and
■	meeting in person and telephonically with a significant number of unaffiliated holders of both Class A Common Stock and Class B Common Stock, and reporting feedback from these stockholders to the full Board.

The Board reviews its leadership structure at least annually, taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board. For more information see “—Corporate Governance Policies.”

Audit Committee
Primary Responsibilities
Assist the Board in its oversight of:
■   the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of its financial statements;
■   the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
■   the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
■   investigations into complaints concerning financial matters;
■   risks that may have a significant impact on the financial statements;
■   the Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee; and
■   the review, approval and ratification of transactions with related parties.
Financial Expertise and Independence
The Board has determined that all of the members of the Audit Committee are financially literate (in accordance with NASDAQ listing rules), “audit committee financial experts” (as defined under SEC rules) and independent (in accordance with SEC rules and NASDAQ listing rules for directors and audit committee members).
Report
The Report of the Audit Committee is set forth on page 25 of this proxy statement.

Met 7 times in fiscal 2016 Members Peter Barnes (Chair) Elaine Chao Ana Paula Pessoa Masroor Siddiqui

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Compensation Committee
Primary Responsibilities
■   to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO and to recommend to the Board the compensation of the CEO;
■   to exercise primary responsibility for administering the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans, including the granting of awards thereunder;
■   to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the executive officers and such other senior executives identified by the Compensation Committee;
■   to review and approve employment and severance arrangements for executive officers, including employment agreements, separation agreements and change-in-control provisions, plans or agreements;
■   to review and approve or ratify principal terms of other employment arrangements (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target is equal to or greater than a specified threshold amount;
■   to review and approve other separation obligations that exceed by more than a specified amount those provided for in an employment agreement required to be approved or ratified by the Compensation Committee;
■   to review the recruitment, retention, compensation, termination and severance policies for senior executives;
■   to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives;
■   to review the compensation of Non-Executive Directors for service on the Board and its committees and to recommend changes in compensation to the Board;
■   to review the compensation policies and practices of the Company and its subsidiaries to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company; and
■   to oversee engagement and communications with stockholders on executive compensation matters, and review and assess the results of stockholder votes on executive compensation matters, including the Company’s most recent advisory vote on executive compensation.
Independence
The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) and independent (in accordance with SEC rules and NASDAQ listing rules for directors and compensation committee members).
Delegation
Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Thomson the authority to make awards of stock-based compensation within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch or Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the NEOs during fiscal 2016, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.
Report
The Report of the Compensation Committee is set forth on page 44 of this proxy statement.

Met 4 times in fiscal 2016 Members Masroor Siddiqui (Chair) Natalie Bancroft Peter Barnes

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee
Primary Responsibilities
■   to develop and recommend to the Board criteria for identifying and evaluating Director candidates and periodically review these criteria;
■   to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;
■   to establish procedures for consideration of Board candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
■   to consider the performance, contributions and independence of incumbent Directors in determining whether to nominate them for re-election;
■   to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;
■   to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
■   to make recommendations to the Board as to determinations of Director independence;
■   to advise and make recommendations to the Board on corporate governance matters; and
■   to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board.
Independence
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent (in accordance with SEC rules and NASDAQ listing rules for directors).

Met 5 times in fiscal 2016 Members José María Aznar (Chair) Natalie Bancroft Elaine Chao

Director Attendance

Our Statement of Corporate Governance provides that Directors are expected to attend meetings of the Board and meetings of the Board committees on which they serve. During fiscal 2016, the Board held six meetings. Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served (held during the period that he or she served).

Directors are also encouraged to attend and participate in the Company’s annual meeting of stockholders. Nine of the then serving Directors attended the annual meeting of stockholders held by the Company in October 2015.

Board’s Role in Strategy

Our Board sets the strategic vision for the Company. As part of this process, the Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year. The Board generally discusses strategy at every regular meeting.

Board Oversight of Risk

Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to the Company. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The

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Board, and its committees, as appropriate, regularly discuss and receive periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. In particular:

■	the Audit Committee oversees risks relating to its review of the Company’s financial statements and financial reporting processes, and its oversight of the Company’s Compliance Steering Committee;

■	the Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs; and
■	the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes.

Each standing committee has full access to management, as well as the ability to engage advisors.

Related Party Transactions Policy

Procedures for Approval of Related Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves or ratifies, as appropriate, (i) all transactions between the Company and any of its executive officers, Directors, Director nominees or Directors emeritus, (ii) all transactions between the Company and any security holder who is known by the Company to own of record or beneficially more than five percent of the Company and (iii) all transactions between the Company and any person who is an immediate family member of an executive officer, Director, Director nominee or a security holder described in the foregoing clause (ii), other than, in each of clauses (i) through (iii) above, (a) transactions that are made in the ordinary course of business and have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) transactions that are available to all employees generally.

During fiscal 2016, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures were reviewed and approved or ratified by the Audit Committee or the Board.

Certain Relationships

Shiva Swami, the brother-in-law of Bedi Ajay Singh, the Company’s CFO, has provided information technology services on an arms-length, ordinary course basis to Move, in which the Company owns an 80% interest, through an intermediary service company. In fiscal 2016, Mr. Swami received approximately $466,000 for his work providing these services. Mr. Swami has also been engaged to provide similar services to News America Marketing, a division of the Company, for which he is expected to receive over $120,000 in fiscal 2017.

Nisha Bedi, the daughter of Mr. Singh, was employed by Serene Corporation (“Serene”), a systems integration company and consulting firm, which provides project management services on an arms-length, ordinary course basis to Move. In fiscal 2016, Move paid approximately $4 million to Serene in connection with a customer experience project and Ms. Bedi received approximately $115,000 from Serene for her work on this project. As of March 14, 2016, Ms. Bedi is employed at Move as a Business Analyst, and her annual total compensation is approximately $135,000. In fiscal 2016, Ms. Bedi was paid approximately $42,000 for such employment. Ms. Bedi’s compensation was established in accordance with the Company’s employment and compensation practices applicable to employees with similar qualifications and responsibilities.

News Corp Australia, a division of the Company, and REA Group, in which the Company owns a 61.6% interest, and their respective subsidiaries purchase advertising on an arms-length, ordinary course basis from Nova Entertainment Group (“Nova”), of which Mr. L.K. Murdoch, Co-Chairman of the Company, serves as Executive Chairman and in which he holds an indirect 100% interest. In fiscal 2016, the aggregate value of such transactions was

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CORPORATE GOVERNANCE MATTERS

approximately $1.1 million, representing less than 5% of recipient’s revenues. In addition, Nova purchases advertising on an arms-length, ordinary course basis from News Corp Australia. In fiscal 2016, the aggregate value of such transactions was approximately $700,000, representing less than 5% of recipient’s revenues. Pursuant to existing arrangements, News Corp Australia is expected to receive approximately $140,000 in advertising revenue from Nova in fiscal 2017.

In fiscal 2016, HarperCollins, a division of the Company, made payments of less than $100,000 for book royalty advances on an arms-length, ordinary course basis to Union Literary, a literary agency of which Trena Keating, the spouse of David B. Pitofsky, the Company’s General Counsel, is a partner. Ms. Keating received approximately $10,000 of such amount. Pursuant to existing arrangements, Union Literary is expected to receive future payments from HarperCollins of less than $150,000, of which amount Ms. Keating is expected to receive approximately $20,000.

CEO Succession Planning

Our Statement of Corporate Governance provides that the Board will annually review CEO succession. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans. The CEO provides the

Compensation Committee with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.

Annual Board and Committee Evaluations

The Lead Director and the Nominating and Corporate Governance Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.

Over the past year, each Director completed a written questionnaire on topics including Board composition and structure, Board and committee responsibilities and effectiveness, Director engagement and performance, and Board meetings and resources. The results were discussed by the full Board, with management, and in an executive session of the independent Directors. In addition, each committee conducted its own self-evaluation and reported on the same to the full Board.

Director Nomination Process

The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s:

■	education and background;
■	leadership and ability to exercise sound judgment;
■	general business experience and familiarity with the Company’s businesses; and
■	unique expertise or perspective that will be of value to the Company.

Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships.

Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on

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the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship, and assess the effectiveness of these factors in the Director selection and nomination process. The current composition of the Board reflects those efforts and the importance of diversity to the Board. The Company also maintains a Corporate Diversity Statement, which describes our diversity and inclusion objectives and efforts. The Corporate Diversity Statement is available on the

Company’s website at newscorp.com under “About Us—Corporate Governance—Corporate Diversity Statement.”

After completing its evaluation of a potential Director nominee, the Nominating and Corporate Governance Committee will make a recommendation to the full Board, which makes the final determination whether to nominate or appoint the Director nominee.

Stockholder Recommendation of Director Candidates

Stockholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board Membership Criteria” in the Statement of Corporate Governance. Director

candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Communicating with the Board

Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Lead Director, Mr. Peter L. Barnes, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 or by email to Peter.Barnes@newscorp.com.

Pursuant to the process established by the Nominating and Corporate Governance Committee for handling all communications received by the Company and addressed to the Board, the Corporate

Secretary reviews and forwards such communications as appropriate. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters.

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DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (collectively, the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the Executive Directors’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee and set by the Board. The Compensation Committee periodically reviews Director compensation against that of the Company’s peers and other comparably sized companies of the Standard & Poor’s 500 (“S&P 500”). In such review, the Compensation Committee considers the appropriateness of the form and amount of Director compensation and makes recommendations to the Board concerning Director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to further align Directors’ interests with the long-term interests of stockholders.

During fiscal 2016, the Non-Executive Directors were Mmes. Bancroft, Chao and Pessoa and Messrs. L.K. Murdoch, Aznar, Barnes, Elkann, Klein (beginning with the third quarter of fiscal 2016), J.R. Murdoch and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in fiscal 2016 and to be paid in fiscal 2017 are set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2016

Annual Cash Retainer	$100,000
Annual Deferred Stock Unit (“DSU”) Retainer	$145,000
Lead Director Annual Retainer	$35,000
Audit Committee Chair Annual Retainer	$20,000
Compensation Committee Chair Annual Retainer	$12,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$10,000
Audit Committee Member Annual Retainer	$8,000
Compensation Committee Member Annual Retainer	$6,000
Nominating and Corporate Governance Committee Member Annual Retainer	$6,000

DSUs are awarded to Non-Executive Directors on a quarterly basis on July 1, October 1, January 1 and April 1 of each year (or the first trading day following such date) (each, a “DSU Grant Date”). The number of DSUs awarded each DSU Grant Date is based on the closing price of the Company’s Class A Common Stock on such DSU Grant Date. DSUs will vest upon the earlier of (i) the July 1, October 1, January 1 or April 1 closest to the fifth anniversary of the DSU Grant Date (or the first trading day following such date) and (ii) the date of the Director’s end of service (or the first trading day following such date) (each, a “DSU Vest Date”), at which time DSUs will be payable in cash based on the closing price of the Company’s Class A Common Stock on such DSU Vest Date. In June 2016, the Compensation Committee determined to grant dividend equivalents on DSUs, beginning with the fiscal 2017 Annual DSU Retainer, in order to further align the Non-Executive Directors’ compensation with total return to stockholders. Such dividend equivalents will be represented by additional DSUs and will be payable when the underlying award vests.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees. We may invite the spouse or family members of each Non-Executive Director to attend events associated with Board meetings or other Company-related events. To the extent costs for these activities and costs for any other personal benefits for a Director exceeds $10,000 for the year, they are included in the amounts in the table below.

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DIRECTOR COMPENSATION

The table below shows the total compensation paid during fiscal 2016 by the Company to each of the Directors who served during fiscal 2016 and who are not NEOs. The compensation paid to Mr. Klein set forth below includes that paid (i) in respect of his service as Chief Executive Officer of Amplify, a digital education business formerly owned by the Company, through September 2015 and as Executive Vice President, Office of the Chairman through the second quarter of fiscal 2016, during which time, as an Executive Director, Mr. Klein did not receive any additional compensation for his service as a member of the Board; and (ii) in respect of his service as a Non-Executive Director beginning the third quarter of fiscal 2016.

Director Compensation for the Fiscal Year Ended June 30, 2016

Name	Fees Earned or Paid in Cash		Stock Awards(a)		Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(b)		Total
Lachlan K. Murdoch	$100,000		$181,250		N/A	N/A	$708,458	(c)	$989,708
José María Aznar	$116,000		$181,250		N/A	N/A	$13,926		$311,176
Natalie Bancroft	$112,000		$181,250		N/A	N/A	$15,928		$309,178
Peter L. Barnes	$169,000		$181,250		N/A	N/A	$11,314		$361,564
Elaine L. Chao	$114,000		$181,250		N/A	N/A	N/A		$295,250
John Elkann(d)	$100,000		$181,250		N/A	N/A	N/A		$281,250
Joel I. Klein	$50,000	(e)	$1,204,725	(f)	N/A	N/A	$1,881,402	(g)	$3,136,127
James R. Murdoch	$100,000		$181,250		N/A	N/A	N/A		$281,250
Ana Paula Pessoa	$108,000		$181,250		N/A	N/A	N/A		$289,250
Masroor Siddiqui	$126,000		$181,250		N/A	N/A	N/A		$307,250
(a)	DSU Grant Dates occur July 1, October 1, January 1 and April 1 of each year (or the first trading day following such date). As the Company maintains a 52-53-week fiscal year ending on the Sunday nearest to June 30, each fiscal year may include three, four or five DSU Grant Dates. Fiscal 2016 was a 53-week period, which resulted in our Non-Executive Directors receiving five quarterly DSU grants during the fiscal year on July 1, 2015, October 1, 2015, January 4, 2016, April 1, 2016 and July 1, 2016. The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2016 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For Mr. Klein, this amount also includes the grant date fair value for the fiscal 2016-2018 PSU Award (as defined herein). At the maximum level of performance, the grant date fair value of Mr. Klein’s fiscal 2016-2018 PSU Award would be $2,191,949. The aggregate number of equity awards outstanding as of fiscal year end for each Director appears in the table on the following page.
(b)	Unless otherwise specified as to a Director, “All Other Compensation” represents Director’s guest travel costs in connection with Board meetings outside the United States.
(c)	Represents amounts reimbursed to Mr. L.K. Murdoch, Co-Chairman of the Company, for certain security expenses provided to Mr. L.K. Murdoch. These services are incremental to security arrangements provided at News Corporation business facilities. The Compensation Committee has approved these expenses as reasonable, necessary and for the Company's benefit.
(d)	Mr. Elkann resigned from the Board effective September 30, 2016.
(e)	Represents the portion of the Annual Cash Retainer paid in respect of Mr. Klein’s partial-year service as a Non-Executive Director.
(f)	Represents (i) stock awards in the amount of $1,095,975 granted to Mr. Klein for his partial-year service as an Executive Vice President, Office of the Chairman and Chief Executive Officer of Amplify and (ii) DSUs in the amount of $108,750 in respect of his partial year service as a Non-Executive Director.
(g)	“All Other Compensation” includes the following amounts paid to Mr. Klein in respect of his partial-year service as Chief Executive Officer of Amplify and Executive Vice President, Office of the Chairman: (i) a pro-rated annual salary of $1,030,769 paid for fiscal 2016; (ii) a pro-rated annual bonus for fiscal 2016 of $750,000; (iii) a pro-rated car allowance of $7,034; (iv) contributions of $2,962 made by the Company to a 401(k) savings plan for the benefit of Mr. Klein; (v) contributions of $55,000 made by the Company to the Restoration Plan (defined herein) for the benefit of Mr. Klein; and (vi) contributions of $9,195 made by the Company in respect of medical, dental and vision plans for the benefit of Mr. Klein. “All Other Compensation” also includes Director’s guest travel costs of $26,442 in connection with Board meetings outside the United States.

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DIRECTOR COMPENSATION

Stock Ownership Guidelines for Non-Executive Directors

In fiscal 2016, the Board adopted modified stock ownership guidelines which require Non-Executive Directors to own equity securities of the Company (including DSUs, stock appreciation rights (“SARs”) and restricted stock units (“RSUs”)) equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board, representing an increase from the previous requirement of three times the annual cash retainer. Each Non-Executive Director will have five years from his or her first election to the Board to comply with these guidelines. All incumbent Non-Executive Directors currently comply or are on track to comply with the stock ownership guidelines.

The following table sets forth information with respect to the aggregate outstanding equity awards at the end of fiscal 2016 of each of the Directors who served during fiscal 2016 and who are not NEOs, which include cash-settled DSUs and, with respect to Mr. Klein, unvested PSUs.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(a)
Lachlan K. Murdoch	31,941
José María Aznar	53,626
Natalie Bancroft	53,626
Peter L. Barnes	53,626
Elaine L. Chao	36,886
John Elkann	29,090
Joel I. Klein	246,778 (a)
James R. Murdoch	29,090
Ana Paula Pessoa	29,090
Masroor Siddiqui	29,090
(a)	Comprises 238,095 PSUs and 8,683 DSUs.

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2016 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2017. E&Y has audited the books and records of the Company since its formation. In order to provide for continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, in connection with the mandated rotation of our independent registered public accounting firm's lead engagement partner, the Audit Committee is directly involved in the periodic selection of E&Y's lead engagement partner.

The Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders, and is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

FOR
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2017.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “—Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees billed to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2016 and June 30, 2015 is set forth below.

	Fiscal 2016	Fiscal 2015
Audit Fees(a)	$11,982,000	$11,837,000
Audit-Related Fees(b)	1,097,000	1,254,000
Tax Fees(c)	3,720,000	4,091,000
All Other Fees(d)	80,000	131,000
Total Fees	$16,879,000	$17,313,000
(a)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2016 and June 30, 2015; the audit of internal control over financial reporting as of June 30, 2016 and June 30, 2015 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s statutory and regulatory filings.

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PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(b)	Audit-related fees relate principally to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(c)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions.
(d)	All other fees relate principally to expatriate services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2016 and June 30, 2015 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2016 and June 30, 2015, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

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2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the Company’s Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the

Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by E&Y are compatible with maintaining the accountant’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2016 with management and the independent registered public accounting firm.

At its meetings every quarter, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate

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REPORT OF THE AUDIT COMMITTEE

auditors to review the fiscal 2016 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The Audit Committee received reports from the Company’s General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with News Corporation Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such appointment.

THE AUDIT COMMITTEE:

Peter L. Barnes (Chair)
Elaine L. Chao
Ana Paula Pessoa
Masroor Siddiqui

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2016 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our NEOs with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support growth for stockholders, and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 31 under the heading “Aligning Compensation with Company Performance.” In addition, as described on page 34 under the heading “Fiscal 2016 Pay Mix,” the compensation framework places a significant majority of the Executive Chairman’s, CEO’s, CFO’s and General Counsel’s total direct compensation “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described on page 31, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its NEOs. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall NEO compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors has adopted a policy providing for annual "say-on-pay" advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2017.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

    2016 Proxy Statement   |  27

EXECUTIVE OFFICERS OF NEWS CORPORATION

The executive officers of the Company at June 30, 2016 are set forth in the table below. Unless otherwise specified, each holds the office indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(a)	85	Executive Chairman
Robert J. Thomson	55	Chief Executive Officer
Bedi Ajay Singh	57	Chief Financial Officer
David B. Pitofsky	51	General Counsel
(a)	Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch, the Company’s Co-Chairman and a Director, and Mr. J.R. Murdoch, a Director. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and Thomson can be found under “Proposal No. 1: Election of Directors.”

Bedi Ajay Singh—Bedi Ajay Singh has served as the Company’s Chief Financial Officer since December 2012. He served as Co-CEO, President & Chief Financial Officer for MGM Studios, a media company, from 2008 to 2010. Previously, Mr. Singh served as Chief Financial Officer at Gemstar-TV Guide from 2006 to 2008, as Chief Finance and Administration Officer at Novartis Pharma A.G. from 2004 to 2006 and as Executive Vice President and Chief Financial Officer of Sony Pictures Entertainment from 1999 to 2003. Before joining Sony Pictures Entertainment, he held a number of senior finance positions at 21st Century Fox, including at News International (now known as News UK) as Financial Controller and Fox Filmed Entertainment as Deputy Chief Financial Officer and as Senior Vice President, Office of the Chairman of News Corporation. Mr. Singh is a

graduate of the London School of Economics and Political Science, a Fellow of the UK Institute of Chartered Accountants and a graduate of the Program for Management Development at Harvard Business School. Mr. Singh started his business career with Arthur Andersen in London.

David B. Pitofsky—David B. Pitofsky has served as the Company’s General Counsel since February 2015. He also serves as the Chief Compliance Officer of the Company. Mr. Pitofsky served as a Deputy General Counsel for the Company from April 2013 until February 2015 and as the Company’s Deputy Chief Compliance Officer from June 2013 until February 2015. Mr. Pitofsky previously held the position of partner at Goodwin Procter LLP, a law firm, from 2005 to March 2013. From 1996 to 2005, Mr. Pitofsky was an Assistant U.S. Attorney in the Eastern District of New York, rising to the level of Deputy Chief of the Criminal Division.

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2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section explains the Company’s compensation philosophy and summarizes the material components of our executive compensation program. Our named executive officers, or NEOs, for fiscal 2016 were:

Name	Title
K. Rupert Murdoch	Executive Chairman
Robert J. Thomson	Chief Executive Officer
Bedi Ajay Singh	Chief Financial Officer
David B. Pitofsky	General Counsel

The NEOs listed above represent all of the Company’s executive officers as defined by SEC rules.

Executive Summary

Compensation Philosophy

The Compensation Committee has established a compensation program that seeks to support the creation of long-term growth and value for our stockholders through three key objectives:

Drive Company Performance	■	Program emphasizes variable, performance-based compensation
	■	Balance of short- and long-term “at-risk” compensation elements designed to reward superior performance without encouraging unnecessary and excessive risk-taking
Align Pay with Performance	■	Performance-related compensation opportunities designed to reward executives based on Company and individual performance
	■	Executives receive target payouts of incentive compensation only upon achievement of rigorous performance metrics
Attract, Retain and Motivate Leadership Talent	■	Competitive program designed to enable the Company to attract the highest quality talent
	■	Program considers compensation practices and trends in relevant industries

Stockholder Engagement Informed Recent Enhancements to the Executive Compensation Program

The Company carefully considers feedback from our stockholders regarding our executive compensation program. In fiscal 2016, the independent Directors determined to expand the Company’s engagement program to include a specific focus on corporate governance matters, including executive compensation. During fiscal 2016, our Board and our senior management engaged with unaffiliated stockholders representing over 35% of the outstanding Class B Common Stock and approximately 60% of the outstanding Class A Common Stock. Our independent Lead Director, who is a member of the Compensation Committee, directly participated, in person or by telephone, in engagement with unaffiliated stockholders representing approximately 35% of the outstanding Class B Common Stock and over 20% of the outstanding Class A Common Stock. Feedback from this engagement was reported to the Compensation Committee and incorporated into their decision-making. For more detail on the Company’s active stockholder outreach program, please refer to “Corporate Governance Matters—Stockholder Engagement.” Stockholders are invited to express their views to the Compensation Committee through the procedures described under “Corporate Governance Matters—Communicating with the Board.”

The annual advisory vote on the compensation of the NEOs also provides stockholders with an opportunity to communicate their views on our executive

    2016 Proxy Statement  |  29

COMPENSATION DISCUSSION AND ANALYSIS

compensation program. At our 2015 annual meeting of stockholders, stockholders continued their support of our executive compensation program with approximately 78% of the votes cast in favor of our advisory proposal to approve the compensation of our NEOs. Upon consideration of such vote results, along with additional feedback from engagement with stockholders, among other considerations, the Compensation Committee determined to maintain the general structure of our executive compensation program but to implement several enhancements to further align executives’ interests with those of our stockholders. Enhancements made to our executive compensation program and policies over the past year include:

■	Increasing the percentage of CEO, CFO and General Counsel “at-risk” pay;
■	Providing greater transparency with respect to performance metrics, including through disclosure of threshold and maximum levels for targets in connection with the payout of long-term incentive awards;
■	Increasing the stock ownership requirement for the CEO from three to five times his base salary and for the CFO from one-and-a-half to two times his base salary;
■	Implementing a policy prohibiting executive officers and Directors from pledging Company shares held directly by them or that have been received as equity compensation;
■	Using a modified peer group to better reflect the Company’s competitive landscape;
■	Updating the Compensation Committee Charter to clarify certain of the Compensation Committee’s responsibilities, including overseeing engagement with stockholders on executive compensation matters and reviewing and approving clawback policies; and
■	Implementing the expanded corporate governance-focused stockholder engagement program described above.

Total Direct Compensation

The following table presents the total direct compensation (“TDC”) awarded to Messrs. K.R. Murdoch, Thomson, Singh and Pitofsky for fiscal 2016. TDC differs from the amounts reported in the Summary Compensation Table as required by the SEC, and reflects the amounts the Compensation Committee considers most relevant in assessing and determining executive compensation for the fiscal year. TDC is comprised of each NEO’s annual base salary, target performance-based annual cash incentive (“Annual Cash Incentive”) and target grant value of long-term performance-based equity awards granted under our 2013 Long-Term Incentive Plan, as amended (“LTIP”), in the form of performance stock units, or PSUs.

Named Executive Officer	Base Salary	Target Annual Cash Incentive	Target Long-Term Incentive Award	Total Direct Compensation	% of Total Direct Compensation Pay “At-Risk”
K. Rupert Murdoch	$1,000,000	$2,000,000	$2,000,000	$5,000,000	80%
Robert J. Thomson	$2,000,000	$3,000,000	$4,900,000	$9,900,000	80%
Bedi Ajay Singh	$1,200,000	$1,500,000	$1,700,000	$4,400,000	73%
David B. Pitofsky	$950,000	$750,000	$600,000	$2,300,000	59%

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2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

NEO Compensation Program Practices

The table below highlights our current executive compensation practices, including practices we engage in because we believe they drive performance and those we do not engage in because they are inconsistent with our stockholders’ long-term interests:

What We Do
■	Majority of compensation “at-risk” — the performance-based, variable pay portion of fiscal 2016 TDC was 80% for the Executive Chairman, 80% for the CEO, 73% for the CFO and 59% for the General Counsel
■
Use of multiple performance metrics — Annual Cash Incentive and long-term incentive awards for NEOs rely on diversified performance metrics that incentivize and reward the achievement of multi-dimensional aspects of our operational and long-term business strategy

■	Payouts of NEO incentive compensation are subject to achievement of rigorous performance metrics
■	Caps on payouts of Annual Cash Incentive and long-term incentive awards
■	Performance on ethics and compliance objectives impacts payout of qualitative portion of Annual Cash Incentive awards
■	Clawback policies provide for recoupment, under certain circumstances, of performance-based cash and equity compensation
■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
■	Annual compensation risk assessment
■	Independent compensation consultant that provides no other services to the Company
■	Regular stockholder feedback through annual say-on-pay vote and robust ongoing engagement program on corporate governance matters, including executive compensation
What We Do Not Do
■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
■	NEO employment agreements do not contain provisions relating to a change in control
■	No excise tax gross-ups or tax gross-ups on NEO perquisites
■	No hedging of Company stock by Directors and NEOs
■	No pledging of Company stock owned directly by Directors and NEOs
■	No re-pricing of stock options or SARs without stockholder approval
■	No payment of dividend equivalents unless and until underlying performance-based awards are earned
■	No excessive NEO perquisites
■	No guaranteed bonuses
■	Do not maintain compensation programs that create risks reasonably likely to have a material adverse effect on the Company

Aligning Compensation with Company Performance

The Compensation Committee is responsible for the oversight of the Company’s executive compensation framework, and within that framework, aligning compensation with Company performance and providing incentives that reward sustained value creation and responsible risk-taking.

For the fiscal 2016 Annual Cash Incentive, the Compensation Committee set the midpoint of its target range for adjusted Total Segment EBITDA at $944 million and the Company achieved $898.9 million, resulting in a 100% payout of the quantitative portion of the award. The Compensation Committee also determined payouts of the qualitative portions of the fiscal 2016 Annual Cash Incentive for each NEO in light of his achievements and contributions during fiscal 2016. For more information, please see “—Named Executive Officer Compensation—Fiscal 2016 Annual Cash Incentive.”

For the fiscal 2014-2016 PSU Award and the Launch Performance Awards, one-time grants of PSUs in connection with the completion of the separation of the Company’s businesses from its former parent company, 21st Century Fox, in June 2013 (the “Separation”), the Compensation Committee set the midpoints of its target range for cumulative earnings per share (“EPS”) and average annual adjusted free cash flow (“FCF”) growth at $2.12 and 18.4%, respectively, and the target for relative total shareholder return (“TSR”) at the 50th percentile. The Company achieved $1.96, 17.7% and the 12th percentile, respectively, resulting in an 80% payout of the awards. For more information, please see “—Named Executive Officer Compensation—Payout of Fiscal 2014-2016 PSU Award and Launch Performance Awards.”

    2016 Proxy Statement  |  31

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2016 performance highlights include:

■	Fiscal 2016 revenues of $8.3 billion decreased 3% compared to the prior year, primarily due to the negative impact from foreign currency fluctuations and lower advertising revenues at the News and Information Services segment, partially offset by growth in the Digital Real Estate Services segment.
■	Income from continuing operations was $235 million for fiscal 2016 as compared to $367 million in the prior year. The Company reported full year Total Segment EBITDA* of $684 million, which includes the impact of a one-time charge of $280 million for the settlement of litigation and related claims involving the Company’s News America Marketing division and a one-time gain of $122 million for the settlement of litigation between Move, in which the Company owns an 80% interest, and Zillow, as compared to $945 million in the prior year. Excluding those settlements, Total Segment EBITDA would have been $842 million.
■	The Company reported fiscal 2016 net cash provided by continuing operating activities of $952 million. The Company reported fiscal 2016 free cash flow available to News Corporation* of $610 million compared to $595 million in the prior year.
■	Digital Real Estate Services segment revenues grew 32% compared to the prior year.
■	REA Group, in which the Company holds a 61.6% interest, continued to strengthen its business in the Australian market. The company had another record year in reported revenues and profitability, which included in February 2016 increasing its investment in iProperty, which operates leading property sites throughout Southeast Asia, from 22.7% to approximately 86.9%.
■	With a refurbished reputation, increased marketing and innovative products, Move and realtor.com® attracted record audiences, and advertising, thanks to the freshest listings, unique content and tools that benefit both realtors and consumers. Traffic to realtor.com®–related sites grew to a record 53 million unique users in the fourth quarter.

■	HarperCollins ended the year strongly with success from Harper Lee's Go Set a Watchman, Daniel Silva’s The English Spy, a book by Anderson Cooper and his mother, Gloria Vanderbilt, and, in the U.K., titles by David Walliams, a leading author of children’s fiction.
■	The Company continued to aggressively transition our news mastheads to digital, while reducing costs across all regions. In the fourth quarter, digital revenues, led by Dow Jones, represented 23% of News and Information Services segment revenues, compared to 19% in the prior year.
■	FOX SPORTS Australia had record ratings this year, driven by the extremely popular National Rugby League, the Australian Football League and V8 Super Cars.
■	Foxtel, under new leadership, drove higher subscriber volume, which is a priority for the business. The network had more than 2.9 million total subscribers at the end of the fiscal year.
■	In September 2015, the Company acquired Unruly, a leading global video distribution platform that is focused on delivering branded video advertising across websites and mobile devices.
■	On June 30, 2016, the Company announced that it had agreed to acquire Wireless Group, which operates TalkSPORT, the leading sports radio network in the U.K., and a portfolio of radio stations in the U.K. and Ireland. The acquisition of Wireless Group was completed in the first quarter of fiscal 2017.
*	Total Segment EBITDA and free cash flow available to News Corporation are non-GAAP financial measures. For information on these non-GAAP financial measures, as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on August 12, 2016 on pages 48-49 for Total Segment EBITDA and pages 65-66 for free cash flow available to News Corporation.

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2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Renewal of Employment Agreements

As previously disclosed, during fiscal 2016, the Company entered into amended and restated employment agreements with each of Messrs. Thomson and Singh, extending their terms of employment from June 30, 2016 until June 30, 2019. The Compensation Committee believes that Messrs. Thomson’s and Singh’s respective achievements from the Separation to date, some of which are described in the table entitled “Fiscal 2016 Achievements and Contributions” under “—Named Executive Officer Compensation—Fiscal 2016 Annual Cash Incentive” below, have demonstrated each executive’s value to the Company’s strategy and long-term success. The Compensation Committee views employment agreements as important tools to attract and retain executive talent and determined the amendments were appropriate after considering each executive’s key role in developing and executing on the Company’s strategic objectives along with benchmarking against the Company’s fiscal 2016 peer group and feedback from stockholders, among other factors. Consistent with the Compensation Committee’s philosophy that our stockholders’ interests are best served through alignment with our NEOs’ interests, the effect of each amendment is to increase the “at-risk” performance-based portion of annual TDC (assuming base salary, annual bonus target and annual long-term incentive award targets are set at the minimum levels). Further details of these agreements, and agreements with our other NEOs, are set forth under “Executive Compensation—Employment Agreements.”

Executive Compensation Practices

How Executive Compensation Decisions Are Made

In establishing and reviewing NEO compensation packages, the Compensation Committee considers the nature and scope of the NEO’s role and responsibilities, leadership and management experience, individual contributions, Company performance, achievement of strategic objectives, information on market compensation levels (as further described below under “—Comparative Market Data and Industry Trends”), taking into account industry and geographic considerations, retention considerations, the terms of each NEO’s employment agreement, prior compensation and term of service, internal pay parity and feedback from stockholders through the results of the annual say-on-pay vote and through other engagement.

NEOs do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. Management, together with the Compensation Committee’s independent compensation consultant, assists the Compensation Committee by providing data, analyses and recommendations regarding the Company’s executive compensation practices and policies. In addition, the Executive Chairman and CEO present individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers management’s input along with the advice of its independent compensation consultant in making decisions on compensation matters.

Role of the Independent Compensation Consultant

During fiscal 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. The role of the compensation consultant is to serve as an objective third-party advisor to the Compensation Committee on compensation arrangements, assessing reasonableness of compensation levels in comparison with those of similarly situated companies and the appropriateness of the compensation program structure in supporting the Company’s strategic objectives. The compensation consultant reports directly to the Compensation Committee and the Compensation Committee may replace the compensation consultant, or hire additional consultants, at any time. In fiscal 2016, FW Cook supported the Compensation Committee by (i) attending Compensation Committee meetings, (ii) providing advice on the Company’s compensation programs, equity plan designs and compensation governance policies, (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies and (iv) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company. FW Cook provided no other services to and received no other fees or compensation from the Company.

In June 2016, the Compensation Committee considered FW Cook’s independence and the

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COMPENSATION DISCUSSION AND ANALYSIS

existence of potential conflicts of interest with FW Cook, including by considering the factors prescribed by the NASDAQ listing rules and SEC rules. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.

Named Executive Officer Compensation

Overview of Our Executive Compensation Program

The table below describes the objectives supported by each of the primary compensation elements, along with an overview of the key design features of each element.

Compensation Element	How it Supports News Corp’s Compensation Philosophy		Key Features
Base Salary	■	Provides a level of fixed pay appropriate to an executive’s role and responsibilities	■	Minimum salaries for CEO, CFO and General Counsel set in employment agreements
	■	Attracts and retains executives	■	Reviewed annually and may be adjusted as appropriate by the Compensation Committee
Annual Cash Incentive	■	Incentivizes and rewards achievement of operational and strategic goals and superior individual performance	■	Two-thirds of annual opportunity is based on achievement of adjusted Total Segment EBITDA performance
	■	Links executives’ interests to annual operating strategies	■	One-third of annual opportunity is based on achievement of individual objectives
Long-Term Incentive Award	■	Rewards long-term value creation based on achievement of specified performance goals	■	Awarded as PSUs under the LTIP
			■	Payout range of 0-200% of target
			■	Three-year performance measurement period
	■	Aligns executives’ interests with those of our stockholders	■	80% of award based on achievement of cumulative adjusted EPS and cumulative annual adjusted FCF targets
	■	Strong retention tool
			■	20% of award based on the Company’s TSR relative to the TSR of the S&P 500

Fiscal 2016 Pay Mix

The Compensation Committee designed the fiscal 2016 executive compensation program so that the performance-based pay elements (Annual Cash Incentive and long-term incentive awards) comprised a significant portion of TDC in support of the Compensation Committee’s objective to align the NEOs’ interests with those of our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The Compensation Committee, in conjunction with its compensation consultant, annually reviews the NEOs’ base salaries and makes appropriate adjustments subject to the terms of individual employment agreements. The respective employment agreements of Messrs. Thomson, Singh and Pitofsky provide for a minimum base salary.

Base salaries for Messrs. K.R. Murdoch, Thomson, Singh and Pitofsky were not increased in fiscal 2016 and remained at $1,000,000, $2,000,000, $1,200,000 and $950,000, respectively. Messrs. Thomson’s, Singh’s and Pitofsky’s fiscal 2016 base salaries represented the minimum base salaries provided for in their respective employment agreements.

Performance-Based Incentive Compensation

In order to promote alignment with stockholders’ interests, the majority of each NEO’s compensation is tied to two performance-based incentive components: the Annual Cash Incentive and long-term incentive awards, which we grant in the form of PSUs. Metric targets for both of these compensation components are set at challenging, yet reasonably achievable, levels each year in order to motivate a high degree of performance and the assumption of an appropriate amount of risk, while maintaining focus on the Company’s long-term growth.

Fiscal 2016 Annual Cash Incentive

In August 2015, the Compensation Committee approved a framework for the Company’s fiscal 2016 Annual Cash Incentive. The Compensation Committee believes the Annual Cash Incentive’s mix of quantitative and qualitative factors motivates the NEOs to achieve the critical operating goals of the Company’s businesses, while also recognizing and rewarding them for individual contributions. Annual Cash Incentive awards are based two-thirds on achievement of target adjusted Total Segment EBITDA,1 and one-third on a qualitative assessment of individual performance. Adjusted Total Segment EBITDA was selected as the financial performance metric because it reflects the Company’s key financial objective for the operations for which the NEOs have direct responsibility. The Compensation Committee also considers, based on a recommendation from the Audit Committee, management’s performance on ethics and compliance objectives, and determines whether, based on such performance, any reduction to the qualitative portion of the payout of the Annual Cash Incentive is appropriate and if so, the amount of such reduction.

The Compensation Committee approved the following target and maximum amounts for the fiscal 2016 Annual Cash Incentive:

	Fiscal 2016 Annual Cash Incentive
Named Executive Officer	Target	Maximum
K. Rupert Murdoch	$2,000,000	$4,000,000
Robert J. Thomson	$3,000,000	$6,000,000
Bedi Ajay Singh	$1,500,000	$3,000,000
David B. Pitofsky	$750,000	$1,500,000

(1)	Consistent with the terms of the Annual Cash Incentive program, the performance factor was adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in the performance factor and are intended to ensure that award payments represent the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. In fiscal 2016, the adjustments included acquisitions and dispositions of businesses, changes in foreign exchange rates, certain non-recurring or unusual charges and certain litigation expenses. The Compensation Committee reviewed all adjustments to ensure the adjustments are consistent with the Compensation Committee’s philosophy on executive pay. For information on Total Segment EBITDA as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on August 12, 2016 on pages 48-49.

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COMPENSATION DISCUSSION AND ANALYSIS

For fiscal 2016, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $896.8 million to $991.2 million based on the Company’s annual plan. A target range, rather than a specific goal, is used to address challenges associated with setting performance goals with precision and to avoid unintended windfalls and shortfalls in actual payouts to the NEOs. Performance within the target range generates a payout of 100% for the quantitative portion of the Annual Cash Incentive, with performance that falls between the specified performance range to be interpolated on a linear basis. The Company’s actual performance versus the performance curve established by the Compensation Committee is set forth below:

Adjusted Total Segment EBITDA

200%
150%
100%
50%
0%
Payout
Achieved
$898.9M
Maximum
120%
Target
95 - 105%
Threshold
80%
70%
90%
110%
130%
Target Achievement

The Compensation Committee also considered each individual NEO’s significant and numerous contributions and strong leadership in the development and implementation of the corporate vision, strategy and organizational structure for the Company’s businesses. In assessing our NEOs’ performance and determining the appropriate award amounts, the Compensation Committee acknowledged the following specific achievements:

Named Executive Officer	Fiscal 2016 Achievements and Contributions
K. Rupert Murdoch Executive Chairman	■	Company achieved EBITDA target while reinvesting for future growth
	■	Company exceeded performance in its digital real estate portfolio
■
Company finished fiscal 2016 with substantial financial flexibility, including the commencement of dividends to shareholders as a result of prudent reinvestment, leading effective cost initiatives across the portfolio and substantial de-risking of the business

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Named Executive Officer	Fiscal 2016 Achievements and Contributions
Robert J. Thomson Chief Executive Officer	■	Provided exceptional leadership by meeting the Company’s annual financial objectives, securing strategic footholds for long-term growth and significantly reducing portfolio risk
■
Company met its fiscal 2016 adjusted Total Segment EBITDA target despite a more challenging macro advertising environment. Of particular note, realtor.com® exceeded annual performance targets despite ongoing investments in product and marketing, and maintained position as fastest growing site in the sector whilst Dow Jones achieved a critical digital transformation milestone - yielding 50% of revenue from its digital assets

	■	Capitalized on opportunistic disposition of Amplify which immediately improved free cash flow and overall financial flexibility
	■	In coordination with Telstra, secured the Australian Football League and National Rugby League rights delivering a long-term competitive advantage through 2022 for Foxtel and FOX SPORTS Australia
■
Continued to deliver on globalization and digitization strategy through a series of complementary acquisitions that have improved monetization capabilities for the existing brands, and enhanced depth in areas critical to digital transformation such as ad monetization, video, radio, social and data

■
Provided critical oversight and guidance on a complex range of inherited litigation challenges, delivering positive outcomes that substantially reduced financial and reputation risk. In particular, led the strategy in case against Zillow, resulting in a total payment of $130 million

	■	Led the industry challenge by content creators against powerful distributors such as Facebook and Google
Bedi Ajay Singh Chief Financial Officer	■	Devised financial management strategies that enabled the Company to meet its adjusted Total Segment EBITDA target whilst increasing financial flexibility to support long-term growth
	■	Led successful execution of the disposition of Amplify driving improved free cash flow and significant EPS value as a result of efficient tax structuring strategy
	■	Oversaw M&A pipeline including a number of important acquisitions such as Unruly, Checkout 51, Diakrit and iProperty, and provided strategic leadership for the build-out of the India portfolio
	■	Provided strategic oversight of cost initiatives across News & Information Services enabling News UK and News Australia, in particular, to be better positioned for digital transformation
David B. Pitofsky General Counsel	■	Led efforts that concluded with decision by UK Crown Prosecution Service not to bring corporate criminal charge based on voicemail interception
	■	Directed defense of antitrust class action against News America Marketing, including devising multi-pronged settlement strategy that resulted in favorable resolution
	■	Oversaw complex, highly adversarial prosecution of Move trade secret litigation against Zillow et al., which concluded with favorable $130 million settlement
	■	Led continued strengthening of the Company’s gold standard compliance program, including expansion of program for antitrust and privacy; no significant compliance incidents or weaknesses reported

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COMPENSATION DISCUSSION AND ANALYSIS

To determine the fiscal 2016 Annual Cash Incentive for the NEOs, the Compensation Committee recognized that the Company’s adjusted Total Segment EBITDA, for the purposes of this calculation, was approximately $898.9 million and as a result, 100% of the quantitative portion of the Annual Cash Incentive was achieved. In light of this achievement and the individual accomplishments described above, the Compensation Committee determined to award fiscal 2016 Annual Cash Incentives as set forth below:

Named Executive Officer	Fiscal 2016 Target Annual Cash Incentive	Quantitative Performance			Qualitative Performance			Fiscal 2016 Total Annual Cash Incentive
		66.7% of Target	Multiple	Subtotal A	33.3% of Target	Multiple	Subtotal B
K.R. Murdoch	$2,000,000	$1,333,333	100%	$1,333,333	$666,667	120%	$800,000	$2,133,333
Robert J. Thomson	$3,000,000	$2,000,000	100%	$2,000,000	$1,000,000	120%	$1,200,000	$3,200,000
Bedi Ajay Singh	$1,500,000	$1,000,000	100%	$1,000,000	$500,000	100%	$500,000	$1,500,000
David B. Pitofsky	$750,000	$500,000	100%	$500,000	$250,000	200%	$500,000	$1,000,000

Fiscal 2016-2018 PSU Award

Beginning in 2013, the Compensation Committee has annually awarded to senior executives long-term performance-based equity awards, granted under the LTIP, consisting of PSUs that cliff vest at the end of a three-year performance measurement period (each such grant, a “PSU Award”). In August 2015, the Compensation Committee approved the grant to senior executives of the fiscal 2016-2018 PSU Award.

If earned, PSUs awarded to: (i) Messrs. Singh and Pitofsky are settled in shares of Class A Common Stock and (ii) Messrs. K.R. Murdoch and Thomson are settled in cash based on the closing stock price of Class A Common Stock on the trading day immediately prior to vesting. Accordingly, all of the NEOs’ PSU payouts are fully at risk for both financial performance and stock price performance from the grant date until vesting. PSUs awarded to Messrs. K.R. Murdoch and Thomson are settled in cash rather than stock pursuant to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the Australian Securities Exchange (the “ASX”).

Payouts will be determined based on the achievement of the performance goals established by the Compensation Committee at the beginning of the three-year performance period for three performance metrics. The performance metrics and their respective weightings for the fiscal 2016-2018 PSU Award are as follows:

■	40% based on cumulative adjusted EPS;
■	40% based on cumulative annual adjusted FCF; and
■	20% based on the Company’s three-year TSR as measured against the three-year TSR of the S&P 500.

At the beginning of each performance period, the Compensation Committee determines the target PSU Award opportunity, expressed as a dollar value (the “PSU Target Value”), for each of the NEOs. The PSU Target Value is converted to a target number of PSUs (the “PSU Target”), which, for the fiscal 2016-2018 PSU Award, was based on the volume-weighted average price of the Company’s Class A Common Stock for the last 20 trading days in fiscal 2015.

At the end of each performance period, the Compensation Committee will compare the actual results of the Company’s performance against the targets set by the Compensation Committee and determine the “Final PSU Award” for each NEO, using the following formula:

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COMPENSATION DISCUSSION AND ANALYSIS

The PSUs vest on August 15 of the applicable year or the closest business day following August 15 (the “Vest Date”). On the Vest Date, Messrs. K.R. Murdoch and Thomson will each receive, in settlement of his Final PSU Award, a cash payment equal to his Final PSU Award multiplied by the closing price of the Class A Common Stock on the last trading day immediately prior to the Vest Date, net of taxes withheld, subject to the limitations set forth in the LTIP. On the Vest Date, Messrs. Singh and Pitofsky will each receive, in settlement of his Final PSU Award, shares of Class A Common Stock, net of taxes withheld.

For the fiscal 2016-2018 PSU Award, the Compensation Committee approved the following PSU Target Values and corresponding PSU Targets for the NEOs:

Named Executive Officer	Fiscal 2016-2018 PSU Award Opportunity
	PSU Target Value	PSU Target
K. Rupert Murdoch	$2,000,000	135,122
Robert J. Thomson	$4,900,000	331,049
Bedi Ajay Singh	$1,700,000	114,854
David B. Pitofsky	$600,000	40,536

In June 2016, the Compensation Committee determined to grant dividend equivalents on PSUs, beginning with the fiscal 2017-2019 PSU Award, in order to further align our executive compensation with total return to stockholders. Such dividend equivalents will be represented by additional PSUs, will be subject to the same performance conditions as the underlying award, and will be payable when, and only to the extent that, the underlying award vests.

Payout of Fiscal 2014-2016 PSU Award and Launch Performance Awards

In September 2013, the Compensation Committee approved the grant of the fiscal 2014-2016 PSU Award, the first annual grant of PSUs under the LTIP after the Separation. Also in September 2013, the Compensation Committee approved the Launch Performance Award grants to Messrs. K.R. Murdoch, Thomson and Singh, as well as certain other executives and key employees of the Company. The Launch Performance Awards were one-time grants in recognition of the efforts made by key employees in connection with the Separation and are not considered part of our regular annual executive compensation program. The Launch Performance Awards have the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award.

The payouts of the fiscal 2014-2016 PSU Award and the Launch Performance Awards were based on the achievement of performance goals established by the Compensation Committee at the time of grant relating to the three-year performance period ending on June 30, 2016. The performance metrics and their respective weightings were as follows:

■	40% based on cumulative adjusted EPS;[2]
■	40% based on average annual adjusted FCF growth;[3] and
■	20% based on the Company’s three-year TSR as measured against the three-year TSR of the S&P 500.
(2)	Consistent with the terms of the fiscal 2014-2016 PSU Award and the Launch Performance Awards, the performance factor was adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in the performance factor and are intended to ensure that award payments represent the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. In fiscal 2016, the adjustments included acquisitions and dispositions of businesses, changes in foreign exchange rates, restructuring expenses and payments, certain non-recurring or unusual items and certain litigation expenses. The Compensation Committee reviewed all adjustments to ensure the adjustments are consistent with the Compensation Committee's philosophy on executive pay.
(3)	Consistent with the terms of the fiscal 2014-2016 PSU Award and the Launch Performance Awards, the performance factor was adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in the performance factor and are intended to ensure that award payments represent the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. In fiscal 2016, the adjustments included acquisitions and dispositions of businesses, changes in foreign exchange rates, restructuring expenses and payments, certain non-recurring or unusual items and certain litigation expenses. The Compensation Committee reviewed all adjustments to ensure the adjustments are consistent with the Compensation Committee's philosophy on executive pay.

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COMPENSATION DISCUSSION AND ANALYSIS

In August 2016, the Compensation Committee reviewed the Company’s performance against targets for the fiscal 2014-2016 PSU Award and the Launch Performance Awards. Performance within the target range generates a payout of 100% for the cumulative adjusted EPS and average annual adjusted FCF growth metrics, with performance that falls between the specified performance range to be interpolated on a linear basis. The Company’s actual performance versus the performance curve established by the Compensation Committee for each metric is set forth below:

Based on such performance, the Compensation Committee determined a final payout multiplier on the fiscal 2014-2016 PSU Awards and the Launch Performance Awards of 80%, as set forth below:

Metric	Metric Weighting	Target (Range)	Achieved	Payout Multiplier
Cumulative Adjusted EPS	40%	$1.91 – $2.33	$1.96	40%
Average Annual Adjusted FCF Growth	40%	16.6% – 20.2%	17.7%	40%
Relative TSR Percentile	20%	50th	12th	0%
				80%

The payout multiplier applied to the target number of shares granted resulted in the vesting on August 15, 2016 of the number of shares for each NEO indicated below:

	Fiscal 2014-2016 PSU Award and Launch Performance Awards Payout
	PSU Target
Named Executive Officer	Fiscal 2014-2016 PSU Award	Launch Performance Awards	Payout Multiplier	Final PSU Award
K. Rupert Murdoch	129,898		80%	103,918
		129,898	80%	103,918
Robert J. Thomson	259,797		80%	207,837
		113,661	80%	90,928
Bedi Ajay Singh	77,939		80%	62,351
		64,949	80%	51,959
David B. Pitofsky(a)	25,979		80%	20,783
(a)	Mr. Pitofsky’s fiscal 2014-2016 PSU Award was granted prior to his appointment as General Counsel.

Retirement Benefits

Prior to the Separation, Messrs. Thomson and Singh participated in certain U.S.-qualified, U.K.-registered (qualified) and U.K. unfunded nonqualified defined benefit plans, in each case, in connection with services rendered to 21st Century Fox. The liabilities for these benefits have been assumed by the Company, and as of the Separation, there are no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table” and its accompanying footnotes, and “Description of Pension Benefits” below. Mr. K.R. Murdoch continues to participate in the 21st Century Fox retirement plans following the Separation, and does not participate in News Corp’s retirement plans.

The Company provides retirement benefits in the form of a 401(k) plan as well as the NC Transaction, Inc. Restoration Plan (the “Restoration Plan”), a nonqualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for

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COMPENSATION DISCUSSION AND ANALYSIS

limitations imposed by the Code. For additional information on the Restoration Plan, please see the “Nonqualified Deferred Compensation Table” and its accompanying footnotes, and “Description of Restoration Plan” below.

Perquisites

The NEOs are provided with limited perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each NEO’s total compensation package.

Messrs. Thomson, Singh and Pitofsky are entitled to the benefits and perquisites available to the Company’s other senior executives. The perquisites received by each NEO in fiscal 2016, as well as their incremental cost to the Company, are reported in the “Summary Compensation Table” and its accompanying footnotes.

Comparative Market Data and Industry Trends

The Compensation Committee considers compensation data and practices of a group of peer companies (the “Peer Group,”) as well as current market trends and practices generally, in developing competitive and appropriate compensation packages for the NEOs. The Compensation Committee believes that, in order to attract and retain top executives with the requisite skills and experience to successfully manage the Company’s businesses, our executives’ compensation packages must be competitive, particularly relative to the Peer Group. The Compensation Committee considers both individual elements of compensation and total compensation of companies in its Peer Group. Given the diverse nature of the Company, which is comprised of businesses in multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation and it does not set compensation targets for the NEOs at a specific percentile of the Peer Group.

The Compensation Committee, with advice from its compensation consultant, annually reviews the Peer Group and may update its composition to better reflect the Company’s competitive landscape or, if necessary, to account for any corporate changes, including acquisitions and dispositions. Given the breadth of our business operations globally, it is challenging to find directly comparable companies.

As previously disclosed in the Company’s fiscal 2015 proxy statement, for fiscal 2016, the Compensation Committee, with advice from its compensation consultant, modified the criteria used to determine the Peer Group to better reflect the Company’s competitive landscape. The Company’s Peer Group for fiscal 2016 was designed to generally comprise:

■	Companies with significant content production operations, including online/digital, print and television;
■	Companies of a similar size, based on revenue and market capitalization – for fiscal 2016, the Peer Group included companies with revenues ranging from $3.1 to $18.3 billion and market capitalization ranging from $103 million to $40.0 billion;
■	Competitors for key executive level talent;
■	Companies within the same General Industry Classification Standards (GICS) code as the Company; and
■	Companies identified as the Company’s peers by proxy advisory firms.
Fiscal 2016 Peer Group
■	Cablevision Systems Corporation	■	Liberty Global plc
■	CBS Corporation	■	Netflix, Inc.
■	Charter Communications, Inc.	■	Omnicom Group Inc.
■	Discovery Communications, Inc.	■	Sirius XM Holdings Inc.
■	DISH Network Corporation	■	TEGNA Inc. (formerly Gannett Co., Inc.)
■	iHeartMedia, Inc.	■	Viacom Inc.
■	The Interpublic Group of Companies, Inc.	■	Yahoo! Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

In April 2016, the Compensation Committee, with advice from its compensation consultant, reviewed the current Peer Group and determined that it continues to serve as a reasonable benchmark for executive compensation levels and practices.

Severance Arrangements

Messrs. Thomson, Singh and Pitofsky are each party to a negotiated employment agreement with the Company or a subsidiary of the Company which provides for certain payments and benefits upon his separation from the Company. Mr. K.R. Murdoch is party to a letter agreement that contains termination provisions relating to Annual Cash Incentives and long-term incentive awards. Such employment agreements and their provisions relating to severance arrangements are more fully described in the sections titled “Executive Compensation —Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination.” None of the NEOs’ employment agreements contains provisions that provide benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., the agreements do not provide automatic single trigger benefits).

The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.

Stock Ownership Guidelines for Executive Officers

The Compensation Committee has adopted stock ownership guidelines for the CEO, CFO and General Counsel, which require each such executive officer to maintain a substantial stake in the Company. In fiscal 2016, we increased the CEO’s stock ownership guideline from three times to five times base salary and the CFO’s stock ownership guideline from one-and-a-half times to two times base salary. The General Counsel’s stock ownership guideline is one times base salary. The stock ownership guidelines include unvested awards and count both cash-settled and stock-settled awards toward the applicable ownership requirements. Each executive officer will have five years from the later of July 1, 2013 or the date of commencement of the executive officer’s employment in which to comply with the ownership requirement. Each executive officer has achieved his respective requirement.

Clawback Policies

The Board has adopted policies requiring the recoupment of performance-based cash and equity compensation paid to the NEOs in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging and Pledging of News Corp Stock

The Company prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in derivative securities, including options, warrants, SARs or similar rights, whose value are derived from the value of the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and similar instruments designed to offset the risks of ownership of the Company’s common stock. However, holding and exercising employee stock options, RSUs or other equity-based awards granted under the Company’s equity compensation plans are not prohibited. In fiscal 2016, the Company adopted a policy prohibiting executive officers and Directors from pledging any Company securities that they hold directly or have received as equity compensation.

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Compensation Deductibility Policy

In approving compensation arrangements, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to the NEOs (other than, pursuant to Internal Revenue Service pronouncements, the CFO). However, the Compensation Committee reserves the flexibility to take actions that may be based on considerations other than tax deductibility pursuant to Section 162(m) of the Code for performance-based compensation. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may choose to approve components of compensation for certain officers that are not deductible. In addition, the rules and regulations promulgated under Section 162(m) of the Code are complicated and may change from time to time, sometimes with retroactive effect. As a result, even compensation intended to qualify as performance-based compensation under Section 162(m) of the Code may not so qualify.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

THE COMPENSATION COMMITTEE:

Masroor Siddiqui (Chair)
Natalie Bancroft
Peter L. Barnes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2016, the Compensation Committee consisted of the following Non-Executive Directors: Masroor Siddiqui (Chair), Peter L. Barnes and Natalie Bancroft. The Board has determined that Ms. Bancroft and Messrs. Siddiqui and Barnes are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the compensation policies and practices of the Company and its subsidiaries. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped and recoupment provisions for NEOs’ bonus compensation in the event of certain financial restatements or certain other instances.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2016, June 30, 2015 and June 30, 2014, respectively, for the Company’s NEOs.

Name and Principal Position	Fiscal Year	Salary(a)		Bonus	Stock Awards(b)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(c)	All Other Compensation(d)	Total
K. Rupert Murdoch	2016	$1,019,231		$-	$2,191,949	$-	$2,133,333	$-	$-	$5,344,513
Executive Chairman	2015	$1,000,000		$-	$2,067,675	$-	$2,000,000	$-	$-	$5,067,675
	2014	$1,000,000		$-	$5,019,258	$-	$2,681,333	$-	$-	$8,700,591
Robert J. Thomson	2016	$2,038,462		$-	$5,370,277	$-	$3,200,000	$333,691	$394,453	$11,336,883
Chief Executive Officer	2015	$2,000,000		$-	$4,445,521	$-	$3,000,000	$475,466	$373,280	$10,294,267
	2014	$2,000,000		$-	$7,215,209	$-	$2,681,333	$314,434	$255,040	$12,466,016
Bedi Ajay Singh	2016	$1,226,154		$-	$1,863,162	$-	$1,500,000	$210,502	$163,177	$4,962,995
Chief Financial Officer	2015	$1,200,000		$-	$1,654,143	$-	$1,500,000	$128,469	$156,104	$4,638,716
	2014	$1,100,000		$-	$2,760,596	$-	$1,340,667	$80,489	$128,009	$5,409,761
David B. Pitofsky	2016	$968,269		$-	$657,575	$-	$1,000,000	$-	$90,619	$2,716,463
General Counsel	2015	$854,808	(e)	$-	$413,531	$-	$750,000	$-	$31,022	$2,049,361
(a)	The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Fiscal 2016 included 53 weeks, and each of fiscal 2015 and fiscal 2014 included 52 weeks. All of the base salaries were paid in U.S. dollars.
(b)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal years based on target performance calculated in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value of the 2016-2018 PSU Awards would be: Mr. K.R. Murdoch—$4,383,898; Mr. Thomson—$10,740,554; Mr. Singh—$3,726,323; and Mr. Pitofsky—$1,315,150. Please see the “Grants of Plan-Based Awards Table” for more information regarding the stock awards granted in fiscal 2016. For fiscal 2014, the amounts set forth in the “Stock Awards” column reflect the grant date fair value for both the 2014-2016 PSU Award and the Launch Performance Award.
(c)	The values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 for Mr. Thomson and age 65 for Mr. Singh, and other assumptions used in preparing the Company’s Consolidated Financial Statements for the fiscal years ended June 30, 2016, 2015 and 2014. The change in actuarial present value for each NEO’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a NEO will actually accrue under the Company’s pension plans during any given fiscal year. Mr. Thomson’s and Mr. Singh’s changes in pension value are denominated in British pounds sterling, except for Mr. Singh’s NC Transaction, Inc. Pension Plan, which is denominated in U.S. dollars. For those plans denominated in British pounds sterling, amounts reflected in this table have been converted into U.S. dollars using the average exchange rate for the year ended July 3, 2016, which was 1 USD = 0.6751 GBP, as reported on Bloomberg. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.

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(d)	All Other Compensation paid in the fiscal year ended June 30, 2016 is calculated based on the incremental cost to the Company and is comprised of the following:
	K. Rupert Murdoch	Robert J. Thomson	Bedi Ajay Singh	David B. Pitofsky
Perquisites
Car Allowance	$-	$-	$14,677	$-
Company Contributions to 401(k) Plan	$-	$14,575	$14,575	$11,694
Other
Life Insurance	$-	$119,453	$-	$-
Company Contributions to Restoration Plan	$-	$260,425	$133,925	$78,925
Total	$-	$394,453	$163,177	$90,619
(e)	In connection with his promotion to the role of General Counsel effective February 11, 2015, Mr. Pitofsky’s base salary was set at $950,000. Prior to his promotion, Mr. Pitofsky’s base salary as Senior Vice President, Deputy General Counsel and Deputy Chief Compliance Officer was $800,000.

Grants of Plan-Based Awards Table

The following table sets forth information with respect to grants of plan-based awards to the NEOs during the fiscal year ended June 30, 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(a)
		Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$1,000,000	$2,000,000	$4,000,000
	8/17/2015(b)				13,514	135,122	270,244	N/A	$2,191,499
Robert J. Thomson		$1,500,000	$3,000,000	$6,000,000
	8/17/2015(b)				33,106	331,049	662,098	N/A	$5,370,277
Bedi Ajay Singh		$750,000	$1,500,000	$3,000,000
	8/17/2015(b)				11,487	114,854	229,708	N/A	$1,863,162
David B. Pitofsky		$375,000	$750,000	$1,500,000
	8/17/2015(b)				4,055	40,536	81,072	N/A	$657,575
(a)	Reflects the right to receive the U.S. dollar value of shares of Class A Common Stock, other than for Messrs. Singh and Pitofsky, who will receive shares of Class A Common Stock, that may be earned upon vesting of PSUs granted in fiscal 2016, assuming the achievement of target performance levels (i.e., 100% of the target PSUs) during the applicable performance period. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2016-2018 PSU Award” for a discussion of the performance measures for the PSUs.
(b)	Represents the fiscal 2016-2018 PSU Award. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2016-2018 PSU Award.”

Employment Agreements

Summary of K. Rupert Murdoch’s Letter Agreement

On June 27, 2014, the Company entered into a letter agreement with Mr. K.R. Murdoch to address the treatment of Mr. K.R. Murdoch’s performance-based annual bonus and PSUs upon the occurrence of certain terminations of his employment with the Company (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the performance-based annual bonus and PSUs, see the section titled “Compensation Discussion and Analysis—Named Executive Officer Compensation” above. For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s performance-based annual bonus and PSUs, see “—Potential Payments Upon Termination” below.

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Summary of Robert J. Thomson’s Employment Agreement

Mr. Thomson is party to an amended and restated employment agreement with the Company, dated as of March 9, 2016 (the “Thomson Agreement”). The term of the Thomson Agreement extends through June 30, 2019. Pursuant to the Thomson Agreement, Mr. Thomson receives a base salary at an annual rate of not less than $2,000,000, and he is also entitled to receive a performance-based annual bonus with a target of not less than $2,000,000 for fiscal 2016 and $4,000,000 thereafter.

Mr. Thomson is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $5,000,000. If, after the expiration date of the Thomson Agreement, Mr. Thomson is not offered an extension or renewal of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment.

Mr. Thomson is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Additionally, the Thomson Agreement provides for certain payments and benefits to Mr. Thomson upon his separation from the Company as described below in “—Potential Payments Upon Termination.”

Summary of Bedi Ajay Singh’s Employment Agreement

Mr. Singh is party to an amended and restated employment agreement with the Company, dated as of March 9, 2016 (the “Singh Agreement”). The term of the Singh Agreement extends through June 30, 2019. Pursuant to the Singh Agreement, Mr. Singh receives a base salary at an annual rate of not less than $1,200,000 for fiscal 2016 and $1,300,000 thereafter, and he is also entitled to receive a performance-based annual bonus with a target of not less than $1,500,000 for fiscal 2016 and $2,000,000 thereafter.

Mr. Singh is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $2,200,000. If, after the expiration date of the Singh Agreement, Mr. Singh is not offered an extension or renewal of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment.

Mr. Singh is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Mr. Singh also receives a car allowance in the amount of $1,200 per month. Additionally, the Singh Agreement provides for certain payments and benefits to Mr. Singh upon his separation from the Company as described below in “—Potential Payments Upon Termination.”

Summary of David B. Pitofsky’s Employment Agreement

Mr. Pitofsky is party to an employment agreement with a subsidiary of the Company, dated as of February 9, 2015 (the “Pitofsky Agreement”). The term of the Pitofsky Agreement extends through February 10, 2018. Pursuant to the Pitofsky Agreement, Mr. Pitofsky receives a base salary at an annual rate of not less than $950,000, and he is also entitled to receive a performance-based annual bonus, of which the target amount is $750,000 and the maximum payout amount is $1,500,000. Mr. Pitofsky is also entitled to receive annual grants of long-term performance-based equity awards with a target of $600,000.

Mr. Pitofsky is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to the Company’s senior executives. Additionally, the Pitofsky Agreement provides for certain payments and benefits to Mr. Pitofsky upon his separation from the Company as described below in “—Potential Payments Upon Termination.”

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Outstanding Equity Awards Table

The following table sets forth information with respect to each of the NEOs’ outstanding equity awards at June 30, 2016.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)
K. Rupert Murdoch	-	$-	508,664	$5,839,463
Robert J. Thomson	-	$-	949,062	$10,895,232
Bedi Ajay Singh	-	$-	348,739	$4,003,524
David B. Pitofsky	-	$-	89,264	$1,024,751

(a)	The amounts set forth in this column represent the number of unvested PSUs, which remain subject to performance criteria and have not yet vested as of June 30, 2016. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by a NEO will depend on the actual performance level achieved by the Company for the applicable performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2016 and their respective vesting dates are as follows:
Name	Number of PSUs That Have Not Vested		Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	135,122	(1)	8/17/2015	7/1/2015 to 6/30/2018	8/15/2018
	113,746	(2)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	129,898	(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	129,898	(4)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
Robert J. Thomson	331,049	(1)	8/17/2015	7/1/2015 to 6/30/2018	8/15/2018
	244,555	(2)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	259,797	(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	113,661	(4)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
Bedi Ajay Singh	114,854	(1)	8/17/2015	7/1/2015 to 6/30/2018	8/15/2018
	90,997	(2)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	77,939	(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	64,949	(4)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
David B. Pitofsky	40,536	(1)	8/17/2015	7/1/2015 to 6/30/2018	8/15/2018
	22,749	(2)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	25,979	(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
(1)	Represents the number of unvested, cash-settled PSUs, other than for Messrs. Singh and Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2016-2018 PSU Award. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2016-2018 PSU Award” for details.
(2)	Represents the number of unvested, cash-settled PSUs, other than for Messrs. Singh and Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2015-2017 PSU Award. Mr. Pitofsky's fiscal 2015-2017 PSU Award was granted prior to his promotion to the role of General Counsel.
(3)	Represents the number of unvested, cash-settled PSUs, other than for Messrs. Singh and Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2014-2016 PSU Award. Mr. Pitofsky's fiscal 2014-2016 PSU Award was granted prior to his promotion to the role of General Counsel.

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(4)	Represents the number of unvested, cash-settled PSUs, other than for Mr. Singh, who received stock-settled PSUs, granted as part of the one-time Launch Performance Award, which has the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award.
(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on July 1, 2016, the last trading day of fiscal 2016, of $11.48.

Options Exercised and Stock Vested Table

The following table sets forth information with respect to the exercise of stock options and SARs and vesting of RSUs for each of the NEOs during the fiscal year ended June 30, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
K. Rupert Murdoch	-	-	-		-
Robert J. Thomson	-	-	106,848	(a)	$1,621,953
Bedi Ajay Singh	-	-	14,740	(b)	$212,698
David B. Pitofsky	-	-	-		-
(a)	Represents settlement of the PSUs previously granted by 21st Century Fox to Mr. Thomson on November 12, 2012 for services provided by Mr. Thomson to 21st Century Fox for the fiscal 2013-2015 performance period in his prior role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal. Each PSU initially entitled Mr. Thomson to receive one share of pre-Separation 21st Century Fox Class A Common Stock. Pursuant to the Employee Matters Agreement that governs the Company’s and 21st Century Fox’s obligations with respect to employment, compensation, benefits and other related matters for employees of certain of the Company’s U.S.-based businesses (the “Employee Matters Agreement”), the award was converted into an award with respect to the Company’s Class A Common Stock by multiplying the applicable number of PSUs by the ratio of the closing price on June 28, 2013 of 21st Century Fox’s Class A Common Stock and the volume weighted average price of the Company’s Class A Common Stock over the 10-trading day period ending on July 15, 2013 (the “Conversion Ratio”). In 2015, the Compensation Committee determined to settle these awards in cash rather than stock at the vest date to conform to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the ASX.
(b)	Represents settlement of the portion of the one-time grant equivalent in value to $500,000 in RSUs representing the right to receive pre-Separation 21st Century Fox Class A Common Stock (the “Initial Equity Grant”). Pursuant to the Employee Matters Agreement, the Initial Equity Grant was converted into an award with respect to the Company’s Class A Common Stock by multiplying the applicable number of RSUs by the Conversion Ratio. The Initial Equity Grant vested in three equal, annual installments beginning on November 26, 2013.

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Pension Benefits Table

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the NEOs at June 30, 2016.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(b)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,062,276	-
	News International Unapproved Pension and Life Assurance Plan	6	$740,322	-
	Employer-Financed Retirement Benefits Scheme	5	$1,561,070	-
Bedi Ajay Singh	News International Pension and Life Assurance Plan for Senior Executives	3	$383,654	-
	News International Pension and Life Assurance Plan for Senior Executives (Prior Employer Transfer Benefit)	N/A	$521,246	-
	NC Transaction, Inc. Pension Plan(c)	2	$37,368	-
(a)	Neither Mr. K.R. Murdoch nor Mr. Pitofsky participates in the Company’s pension plans.
(b)	The present value of each of Mr. Thomson’s and Mr. Singh’s accumulated benefit at June 30, 2016 in each plan except the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 60 for Mr. Thomson and 65 for Mr. Singh using a discount rate of 2.84%, a retail price index inflation assumption of 2.75% and a mortality assumption of SAPS with a 1.25% per annum long-term rate of improvement. Messrs. Thomson’s and Singh’s pension and retirement benefits are denominated in British pounds sterling, except for Mr. Singh’s NC Transaction, Inc. Pension Plan, which is denominated in U.S. dollars. For those plans denominated in British pounds sterling, amounts reflected in this table have been converted into U.S. dollars using the spot exchange rate as of July 1, 2016, the last business day of fiscal 2016, which was 1 USD = 0.7535 GBP, as reported on Bloomberg.
(c)	The present value of Mr. Singh’s accumulated benefit at June 30, 2016 under the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 65, a discount rate of 3.91% and a mortality assumption of RP-2014 generational table projected with Scale MP-2015 for future improvements.

Description of Pension Benefits

Each of Messrs. Thomson and Singh has pension benefits from Company-sponsored plans that were earned in connection with their employment by 21st Century Fox in periods prior to the Separation. Both Messrs. Thomson and Singh earned pension benefits as described below during their employment with 21st Century Fox in the U.K. and U.S. prior to the Separation. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provided select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to additional future benefits effective March 31, 2011 and benefits were determined based on two formulas that were based on the period of employment. The applicable formula for Mr. Thomson was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the change in retail price index capped at 5%. The applicable formula for Mr. Singh was an annual benefit accrual of 1/60th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 65 in the form of member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually at a fixed rate of 5%. The Registered Plan will also provide to Mr. Singh upon retirement an additional pension benefit granted based on a transfer into the Registered Plan of pension rights he had accrued with a prior employer.

Mr. Thomson also participated in the News International Unapproved Pension and Life Assurance Plan (the “Supplementary Plan”). The Supplementary Plan is a non-registered plan that provided benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to

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additional future benefits effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S., the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered Plan and the Supplementary Plan. The EFRBS is subject to Section 409A of the Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.

Upon Mr. Singh’s transfer to the U.S. in 1995, Mr. Singh participated for two years in 21st Century Fox’s U.S. pension plan that was the predecessor to the NC Transaction, Inc. Pension Plan. The benefit he earned under this U.S. tax-qualified pension plan was equal to 1% of monthly compensation times years of credited service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of credited service. The NC Transaction, Inc. Pension Plan has been frozen to additional future benefits effective February 28, 2014.

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including Messrs. Thomson, Singh and Pitofsky, are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan at June 30, 2016.

Name(a)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(d)
Robert J. Thomson	-	$260,425	$18,671	-	$687,104
Bedi Ajay Singh	-	$133,925	$10,203	-	$381,327
David B. Pitofsky	-	$78,925	$2,682	-	$119,779
(a)	Mr. K.R. Murdoch does not participate in the Restoration Plan.
(b)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2016.
(c)	None of these earnings are included in the “Summary Compensation Table” for fiscal 2016.
(d)	Amounts reported in this column include the following amounts that were reported as compensation to the NEOs in the Summary Compensation Table in the Company’s previous proxy statements: Mr. Thomson—$390,621; Mr. Singh—$226,438; and Mr. Pitofsky—$16,447.

Description of Restoration Plan

In September 2013, the Compensation Committee adopted the Restoration Plan, a nonqualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Code.

Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Code, subject to a compensation cap of $5,000,000 for each of the CEO and CFO and $2,000,000 for the General Counsel. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices as found in the Company’s qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.

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Potential Payments Upon Termination

As discussed under “—Employment Agreements” above, the employment agreements of each of Messrs. Thomson, Singh and Pitofsky provide for certain payments and benefits upon their respective separation from the Company. In addition, the KRM Letter Agreement contains certain termination provisions relating to his performance-based annual bonus and PSUs. These provisions are summarized below.

K. Rupert Murdoch

Pursuant to the terms of the KRM Letter Agreement, if the employment of Mr. K.R. Murdoch is terminated due to death or disability, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding PSUs, calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “disability” means if Mr. K.R. Murdoch is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

If Mr. K.R. Murdoch’s employment is terminated for cause, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, the pro-rata value of any outstanding PSUs, calculated at the end of the applicable performance period based on (a) the payout that he would have received if no termination had occurred multiplied by (b)(1) the number of days he was employed by the Company during the applicable performance period divided by (2) the total number of days in such performance period.

For purposes of the KRM Letter Agreement, the term “cause” means (a) a deliberate and material breach by Mr. K.R. Murdoch of his duties and responsibilities that results in material harm to the Company and its affiliates which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of the Company, and is not remedied within 30 days after written notice specifying such breach, (b) Mr. K.R. Murdoch’s plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the Company’s reputation or financial position, or (c) or Mr. K.R. Murdoch’s addiction to drugs or alcohol that results in a material breach of his duties and responsibilities and that results in material harm to the Company and its affiliates, which addiction is not remedied within 30 days after receipt of written notice specifying such breach.

If Mr. K.R. Murdoch’s employment is terminated other than for cause, including due to retirement, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;

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■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding PSUs, calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “retirement” means Mr. K.R. Murdoch’s resignation or termination of employment after attainment of age 60 with ten years of service so long as he is not then employed by another company.

With respect to any outstanding PSUs, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Robert J. Thomson

Pursuant to the Thomson Agreement, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Thomson is entitled to (or the Company will pay directly to his surviving spouse or other designee or the legal representative of his estate):

■	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Thomson’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, the cash value of shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period, based on actual performance, and (ii) his estate will receive, in the event of death, the cash value of the shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

If Mr. Thomson’s employment is terminated by the Company for cause, Mr. Thomson will be entitled to receive, subject to his execution of a general release and waiver, which may require compliance with certain restrictive covenants:

■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

For purposes of the Thomson Agreement, the term “cause” means Mr. Thomson’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty

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EXECUTIVE COMPENSATION

in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.

If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive, subject to his execution of a general release and waiver, which may require compliance with certain restrictive covenants, the greater of (A) the compensation and other payments and benefits in the same matter as though Mr. Thomson continued to be employed through June 2019 and (B):

■	his base salary and annual bonus for two years after the date of termination, with the annual bonus determined in accordance with his agreement;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
■	continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed for the remaining term of his employment.

For purposes of the Thomson Agreement, the term “good reason” means, provided the following instances satisfy the requirements of Section 409A of the Code, (i) a material breach of the agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility.

Bedi Ajay Singh

Pursuant to the Singh Agreement, during any period that Mr. Singh fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Singh is entitled to (or the Company will pay directly to his surviving spouse or other designee or the legal representative of his estate):

■	continue to receive his full base salary until Mr. Singh returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Singh’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period, based on actual performance, and (ii) his estate will receive, in the event of death, shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target-level performance otherwise.

If Mr. Singh’s employment is terminated by the Company for cause, Mr. Singh will be entitled to receive, subject to his execution of a general release and waiver, which may require compliance with certain restrictive covenants:

■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

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EXECUTIVE COMPENSATION

For the purpose of the Singh Agreement, the term “cause” means Mr. Singh’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.

If Mr. Singh’s employment is terminated by the Company other than for cause, death or disability or by Mr. Singh for good reason, Mr. Singh will be entitled to continue to receive, subject to his execution of a general release and waiver, which may require compliance with certain restrictive covenants, the greater of (A) the compensation and other payments and benefits in the same matter as though Mr. Singh continued to be employed through June 2019 and (B):

■	his base salary and annual bonus at the pre-determined target amount and benefits for the remainder of the term of his employment agreement;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
■	continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed for the remaining term of his employment.

For purposes of the Singh Agreement, the term “good reason” means, provided the following instances satisfy the requirements of Section 409A of the Code, (i) a material breach of the agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Singh is required to be based and essentially render services in other than the New York

City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Singh’s job description, title, authority, duties or responsibility.

David B. Pitofsky

Pursuant to the Pitofsky Agreement, if Mr. Pitofsky’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

■	one year’s base salary;
■	for one year following the date of death, benefits or payments on account of such benefits;
■	a pro rata portion of the annual bonus he would have earned, if any, for the then-current fiscal year, calculated based on the number of days Mr. Pitofsky was employed in the fiscal year of termination compared to the total number of days in such fiscal year;
■	any amounts payable to his spouse, beneficiaries or estate pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. Pitofsky or maintained by the Company; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Pitofsky’s employment is terminated in the event of death and such termination occurs beyond the last day of the first fiscal year of the applicable performance period, his estate will receive shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

During any period that Mr. Pitofsky fails to perform his duties as a result of incapacity and disability due to physical or mental illness, Mr. Pitofsky is entitled to:

■	his full base salary until Mr. Pitofsky returns to his duties or until Mr. Pitofsky’s employment is terminated, provided

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EXECUTIVE COMPENSATION

however that should he be disabled for one consecutive year but remain employed, the Company will cease paying his base salary;

■	benefits or payments on account of such benefits until Mr. Pitofsky returns to his duties or until Mr. Pitofsky’s employment is terminated; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Pitofsky’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period he will receive shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period, based on actual performance.

If Mr. Pitofsky’s employment is terminated by the Company for cause, Mr. Pitofsky will be entitled to receive:

■	his full base salary through the date of termination;
■	benefits or payments on account of such benefits through the date of termination.

For the purpose of the Pitofsky Agreement, the term “cause” is defined as Mr. Pitofsky’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or misdemeanor; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any representation, warranty, covenant or term of the agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of his job duties; (v) intentional engaging in conduct which impacts negatively on the reputation or image of the

Company, its affiliates, or any of their respective products; and/or (vi) use of or addiction to illegal drugs.

If Mr. Pitofsky’s employment is terminated by the Company without cause or by Mr. Pitofsky for good reason, Mr. Pitofsky will be entitled to continue to receive:

■	the greater of (i) his compensation and other payments and benefits through the term of the agreement, and (ii) one year’s base salary and a bonus payment in an amount equal to his target bonus;
■	an amount equal to his annual bonus for the year of termination, determined based on actual performance for the year of termination, multiplied by a fraction the numerator of which is the number of calendar days in the fiscal year that have elapsed as of the date of his termination and the denominator of which is 365;
■	continued vesting of his outstanding PSUs for a period of one year, unless the Compensation Committee determines to extend such vesting period beyond one year; and
■	Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for him and his eligible dependents for one year.

For purposes of the Pitofsky Agreement, the term “good reason” means (i) a material breach of the agreement by the Company which breach is not cured within 20 days after written notice specifying the alleged breach; (ii) if Mr. Pitofsky is required to be based and essentially render services in areas other than within 50 miles of New York City at the principal offices of the Company; (iii) if he reports to any executive other than the CEO; or (iv) a material diminution in Mr. Pitofsky’s duties.

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EXECUTIVE COMPENSATION

Quantification of Termination Payments

The following table sets forth quantitative information with respect to potential payments to each NEO or his beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2016. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary or annual bonus earned through the date of termination, as those amounts are reflected in the preceding tables, or payments or benefits generally available to all salaried employees of the Company.

Name	Type of Termination
	Death	Disability	Retirement		By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch
Salary	$-	$-	$-		$-	$-	$-	$-
Bonus	-	-	-		-	-	-	-
Equity Awards(a)	4,288,262	4,288,262	4,288,262		4,288,262	4,288,262	4,288,262	4,288,262
Continued Benefits	-	-	-		-	-	-	-
	$4,288,262	$4,288,262	$4,288,262		$4,288,262	$4,288,262	$4,288,262	$4,288,262
Robert J. Thomson
Salary	$2,000,000	$2,000,000	$-		$-	$6,000,000	$6,000,000	$-
Bonus	-	-	-		-	12,000,000	12,000,000	-
Equity Awards(b)	7,094,789	7,094,789	-	(c)	-	10,895,232	10,895,232	-
Continued Benefits(d)	-	-	-		-	1,273,857	1,273,857	-
	$9,094,789	$9,094,789	$-		$-	$30,169,089	$30,169,089	$-
Bedi Ajay Singh
Salary	$1,300,000	$1,300,000	$-		$-	$3,900,000	$3,900,000	$-
Bonus	-	-	-		-	6,000,000	6,000,000	-
Equity Awards(b)	2,685,000	2,685,000	-	(c)	-	4,003,524	4,003,524	-
Continued Benefits(d)	-	-	-		-	479,855	479,855	-
	$3,985,000	$3,985,000	$-		$-	$14,383,379	$14,383,379	$-
David B. Pitofsky
Salary	$950,000	$-	$-		$-	$1,529,500	$1,529,500	$-
Bonus	-	-	-		-	750,000	750,000	-
Equity Awards(e)	559,397	559,397	-	(c)	-	298,239	298,239	-
Continued Benefits(d)	120,785	-	-		-	196,947	196,947	-
	$1,630,182	$559,397	$-		$-	$2,774,686	$2,774,686	$-
(a)	For all termination events, reflects the value of the shares of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2015-2017 performance period. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on July 1, 2016, the last trading day of fiscal 2016, of $11.48.
(b)	For termination upon “Death” or in the event of “Disability,” reflects the value of the shares of Company Class A Common Stock represented by the outstanding PSUs granted to such NEO with respect to the fiscal 2014-2016 and fiscal 2015-2017 performance periods. For termination “By Company without Cause” or “By Executive with Good Reason” reflects the value of the shares of Company Class A Common Stock represented by all outstanding PSUs granted to such NEO. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on July 1, 2016, the last trading day of fiscal 2016, of $11.48.
(c)	As of June 30, 2016, none of Messrs. Thomson, Singh or Pitofsky satisfied the requirements for a qualifying retirement, as defined in the applicable equity incentive plan.
(d)	Amounts shown reflect the Company’s cost of providing continued health and dental insurance, life insurance coverage and 401(k) and Restoration Plan contributions pursuant to the terms of such NEO’s employment agreement.
(e)	For termination upon “Death” or in the event of “Disability,” reflects the value of the shares of Company Class A Common Stock represented by the outstanding PSUs granted to such NEO with respect to the fiscal 2014-2016 and fiscal 2015-2017 performance periods. For termination “By Company without Cause” or “By Executive with Good Reason” reflects the value of the number of shares of Company Class A Common Stock represented by the outstanding PSUs granted to such NEO with respect to the fiscal 2014-2016 performance period. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on July 1, 2016, the last trading day of fiscal 2016, of $11.48.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2016 with respect to the Company’s outstanding stock options and shares of common stock reserved for future issuance under the Company’s 2013 Long-Term Incentive Plan, or the LTIP. The LTIP also covers employee stock options which were originally issued under the Dow Jones 2001 Long-Term Incentive Plan (the “Pre-Separation Plan”), which was assumed by the Company in connection with the Separation pursuant to the Employee Matters Agreement.

The equity compensation plans not approved by News Corp stockholders consist of awards of RSUs and employee stock options which were originally issued by Move under the Move, Inc. 2011 Incentive Plan, as amended, the Move, Inc. 2002 Stock Incentive Plan, as amended, the Move.Com, Inc. 2000 Stock Incentive Plan, the Move, Inc. 1999 Stock Incentive Plan, as amended, the iPlace, Inc. 2001 Equity Incentive Plan and the Hessel 2000 Stock Option Plan (collectively, the “Move Plans”) and assumed by the Company in connection with the Company’s acquisition of Move in November 2014. All shares reflected in the table are shares of the Company’s non-voting Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(a)
Equity compensation plans approved by security holders(b)	7,348,799	(c)	$6.06	(d)	22,425,571
Equity compensation plans not approved by security holders	1,661,824	(e)	$9.23	(f)	-	(g)
Total	9,010,623		$9.03		22,425,571
(a)	Of the shares available for future issuance under the LTIP, a maximum of 19,425,571 shares may be issued with respect to awards of restricted stock, RSUs or PSUs as of June 30, 2016.
(b)	Approved by the Company’s former parent and sole stockholder, 21st Century Fox, prior to the Separation.
(c)	Includes shares of Class A Common Stock issuable upon the vesting of RSUs or PSUs granted pursuant to the LTIP, as well as upon the vesting of the awards assumed under the Pre-Separation Plan. No additional awards may be granted under the Pre-Separation Plan.
(d)	Does not reflect outstanding RSUs and PSUs, each of which entitles the holder to receive one share of Class A Common Stock upon vesting without the payment of any exercise price. The outstanding stock options have a weighted average remaining term of approximately 0.62 years.
(e)	Includes shares of Class A Common Stock issuable upon the vesting of the awards assumed under the Move Plans.
(f)	Does not reflect outstanding RSUs, which entitle the holder to receive one share of Class A Common Stock upon vesting without the payment of an exercise price. The outstanding stock options have a weighted average remaining term of approximately 5.14 years.
(g)	No additional awards may be granted under the Move Plans.

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SECURITY OWNERSHIP OF NEWS CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 2, 2016 (unless otherwise specified) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Compensation Discussion and Analysis”) of the Company; and (iv) all Directors and executive officers of the Company as a group. For more information regarding unvested equity ownership of our Non-Executive Directors, as to which no voting or investment power exists, please see the table under “Director Compensation—Stock Ownership Guidelines for Non-Executive Directors” on page 22.

	Common Stock Beneficially Owned(a)
	Number of Shares Beneficially Owned		Option Shares(c)	Percent of Class(d)
Name(b)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock
Murdoch Family Trust(e) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	14,250	76,655,870	0	*	38.4%
Perpetual Limited(f) Level 12 123 Pitt Street Sydney, NSW 2000 Australia	-	20,454,830	-	-	10.2%
K. Rupert Murdoch(g)	2,196,608	78,722,399	0	*	39.4%
Lachlan K. Murdoch	114	1,464	0	*	*
Robert J. Thomson	0	0	0	0	0
José Maria Aznar	1,087	0	0	*	0
Natalie Bancroft	0	2,125	0	0	*
Peter L. Barnes	1,989	0	0	*	0
Elaine L. Chao	0	0	0	0	0
Joel I. Klein	0	0	0	0	0
James R. Murdoch	0	0	0	0	0
Ana Paula Pessoa	0	0	0	0	0
David B. Pitofsky	9,214	0	0	0	0
Masroor Siddiqui	0	0	0	0	0
Bedi Ajay Singh	63,524	0	0	0	0
All current Directors and executive officers as a group (13 members)	2,272,536	78,725,988	0	*	39.4%
*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 2, 2016.
(a)	Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise specified, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.

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SECURITY OWNERSHIP OF NEWS CORPORATION

(b)	The address for all Directors and executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(c)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following September 2, 2016.
(d)	Applicable percentage of ownership is based on 381,638,528 shares of Class A Common Stock and 199,630,240 shares of Class B Common Stock outstanding as of September 2, 2016 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of September 2, 2016 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(e)	Beneficial ownership of 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock is as of July 2, 2013 as reported on Form 3 filed with the SEC on July 2, 2013 and the Schedule 13G/A filed with the SEC on February 13, 2015. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the sole trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of all of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of all of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.
(f)	Beneficial ownership of 20,454,830 Class B CDIs (equivalent to 20,454,830 shares of Class B Common Stock) is as of April 30, 2015 as reported on Schedule 13G/A filed with the SEC by Perpetual Limited on July 8, 2015. Perpetual Limited reported that, as of April 30, 2015, it had: (i) shared power to vote or direct the vote as to 20,454,830 Class B CDIs, and (ii) shared power to dispose or direct the disposition as to 20,454,830 Class B CDIs. Perpetual Limited does not report any ownership of Class A Common Stock.
(g)	Beneficial ownership of 2,196,608 shares of Class A Common Stock and 78,722,399 shares of Class B Common Stock includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 2,062,500 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,182,358 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of any class of the Company’s common stock are required by the SEC to furnish the Company with copies of the reports they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of its Directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities filed the required reports on a timely basis during the fiscal year ended June 30, 2016.

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PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

The Nathan Cummings Foundation (“Nathan Cummings”), 475 Tenth Avenue, 14th Floor, New York, NY 10018, which is the beneficial owner of over $2,000 worth of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. H.E.S.T. Australia Ltd, as trustee for Health Employees Superannuation Trust

Australia, P.O. Box 615, Carlton South VIC 3053, the beneficial owner of over $2,000 worth of Class B Common Stock as of the date of submission, joins Nathan Cummings as a co-filer of this proposal. In accordance with SEC rules, we are reprinting the proposal and supporting statement, for which the Company accepts no responsibility, in this proxy statement as they were submitted to us.

RESOLVED, that stockholders of News Corporation (“News Corp.” or the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by the Company's stockholders) to adopt a recapitalization plan that would eliminate News Corp.’s dual-class capital structure and provide that each outstanding share of common stock has one vote.

Supporting Statement

News Corp. had 580,420,854 shares of common stock outstanding as of January 29, 2016, according to the Company's Form 10-Q filed on February 5, 2016. Holders of the 380,790,614 outstanding shares of Class A common stock, nearly 66% of the Company’s equity base, have no voting rights. Holders of Class B common stock, of which 199,630,240 shares were outstanding, have one vote per share.

According to a February SEC filing, News Corp. executive chairman K. Rupert Murdoch may be deemed to beneficially own 39.4% of the Class B shares and less than 1% of Class A shares. Thus, despite owning only about 14% of outstanding shares, Mr. Murdoch controls nearly 40% of the voting power, allowing him outsized influence on the outcome of shareholder votes.

Dual-class structures can distort incentives and increase agency costs by misaligning economic incentives and voting power. High-profile scandals at companies like Hollinger and Adelphia illustrate the dangers of dual-class structures in facilitating the extraction of private benefits for management. Governance expert Charles Elson has stated that dual-class structures create “a culture with no accountability.” (Geoff Colvin, “The Trembling at News Corp. Has Only Begun,” CNNMoney, July 19, 2011)

Dual-class structures are associated with poorer company performance. A 2008 study by Harvard’s Paul Gompers and two co-authors found that dual-class structures with disparate voting rights were correlated with lower firm value. (Paul Gompers et al., “Extreme Governance” (working paper 2008) (available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=562511))

In a proxy statement filed in 2013, News Corp. identified certain negative consequences associated with the existing dual-class capital structure, including the possibility that significant voting stockholders could pursue their own interests to the detriment of other stockholders. Indeed, we believe that the Murdoch family's effective control over News Corp. has resulted in decisions that are not in public stockholders' best interests.

A derivative suit filed after the phone hacking scandal and settled in 2013 for $139,000,000 alleged that the Board failed in its oversight duties on a number of fronts. Among other things, the plaintiffs alleged that, "The Board has a long track record of pursuing transactions that clearly help the controlling family, while providing questionable benefits or objective injury to the public shareholders." While the suit targeted News Corporation prior to its split into two distinct, publicly traded companies, many of the current News Corp. directors served during some or all of the period covered by the suit.

Accordingly, we believe that eliminating the dual-class structure, and installing a one-share/one-vote arrangement, would benefit News Corporation and its public stockholders.

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PROPOSAL NO. 4: STOCKHOLDER PROPOSAL

The Board’s Statement Recommending a Vote AGAINST Proposal No. 4

The Board has carefully reviewed the capital structure of the Company, including with the input of unaffiliated Class A and Class B stockholders and advice from outside legal and financial advisors. The Board has concluded that, at this time, the current capital structure continues to be appropriate for the Company and, therefore, Proposal No. 4 is not in the best interests of the Company and its stockholders.

The dual-class capital structure enables the Company’s long-term business strategy and facilitates the creation of value for all stockholders.

The Board believes the dual-class capital structure allows the Board and management to focus on long-term objectives and pursue strategies to enhance the Company’s creation of sustainable value for all stockholders. The Board believes this structure is especially important to provide stability in light of the Company’s unique circumstances as a young public company in the midst of transformation.

The Board sets the strategic vision for the Company, and recognizes the value of enabling a long-term time horizon and commitment to a multi-year strategy. The dual-class structure helps insulate the Company from business cycles and short-term market pressures at the expense of long-range planning. The Board believes that our current dual-class capital structure considerably contributes to the Company’s stability and reduces pressure on the Board and management to deliver short-term results, allowing them to focus on executing the business and maximizing long-term value for all stockholders.

The Board also believes that the interests of the Murdoch Family Trust are strongly aligned to those of all stockholders. Through their leadership, vision and management, the Company’s Executive Chairman, Mr. K.R. Murdoch, and his family have been, and will continue to be, important to guiding the Company’s strategy and success. Mr. K.R. Murdoch and his family have demonstrated a legacy of stewardship at the Company and its predecessor, 21st Century Fox, and, as a direct result of the dual-class capital structure, are highly incentivized to create long-term value for the Company.

The Board has significantly expanded our stockholder engagement with unaffiliated Class A and Class B stockholders on our dual-class capital structure and other corporate governance matters.

This year, the independent Directors identified stockholder outreach as an area of priority and directed the expansion of the Company’s engagement program with unaffiliated Class A and Class B stockholders to include a specific focus on corporate governance, including our capital structure. Our independent Lead Director, Peter L. Barnes, places great emphasis on serving as a conduit for stockholder feedback for our Board. To that end, this year he, other Directors and our senior management had the opportunity to engage with unaffiliated stockholders representing a significant percentage of both the Class A Common Stock and Class B Common Stock, including the proponents of this proposal. Feedback from such engagement is shared with the full Board and its relevant committees. For more information on our stockholder engagement efforts, please see “Corporate Governance Matters—Stockholder Engagement.”

The Company’s corporate governance practices and principles provide for effective, independent Board oversight.

The Board believes our sound corporate governance practices and principles complement the Company’s capital structure and reinforce the Company's strong commitment to the creation of long-term sustainable value.

The Board is committed to ensuring the Lead Director role, which is designated by a majority of the independent Directors, is an empowered, effective balance to management. The robust responsibilities of the Lead Director, as set forth in our Statement of Corporate Governance, include: presiding over all executive sessions of independent Directors and Board meetings at which the Chairman is not present; serving as a liaison between the Chairman and the independent Directors; approving information sent to the Board and Board meeting agendas and schedules; calling meetings of the independent Directors; and ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

    2016 Proxy Statement  |  63

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL

In August 2016, our independent Lead Director, Mr. Barnes, was re-elected by the independent Directors in recognition of his strong leadership and skills, and his performance of duties beyond the prescribed responsibilities, including: enhancing our stockholder outreach on corporate governance as described above; attending meetings of the Nominating and Corporate Governance Committee, of which Mr. Barnes is not a member; regularly consulting with other independent Directors between meetings; and regularly meeting with senior management, including to report feedback from the independent Directors. Please see “Corporate Governance Matters—Board Leadership Structure” for additional details on the independent Lead Director.

The Company’s other strong corporate governance practices include:

■	The annual election of all Directors
■	A majority vote standard and director resignation policy in uncontested Director elections
■	A majority-independent Board, with standing committees comprised solely of independent Directors
■	Executive sessions of the independent Directors held at every regular Board meeting
■	Annual Board and committee self-evaluations
■	An active stockholder engagement program with unaffiliated Class A and Class B stockholders

The dual-class capital structure has been in place since the Company’s inception.

The Company’s current capital structure, with both Class A Common Stock and Class B Common Stock outstanding, has been in place since the Company became an independent, publicly traded company in June 2013. The Company’s predecessor, 21st Century Fox, also had a dual-class capital structure in place prior to the Separation. Accordingly, each holder of shares or CDIs representing the Company’s Class A Common Stock has had notice of this capital structure, and we believe many stockholders are attracted to their investment in the Company because of the benefits this capital structure provides to the Company.

AGAINST	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

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2016 Proxy Materials

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?

In accordance with the rules of the SEC, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders that the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. The proxy materials are available at www.proxyvote.com.

How may I request a printed copy of the proxy materials?

If you hold Class B Common Stock, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.

If you hold Class B CDIs, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-559 (within Australia) or +61-3-9946-4461 (outside of Australia).

Will I get more than one copy of the Notice of Internet Availability or proxy materials if multiple stockholders share my address?

Only one copy of the Notice of Internet Availability or proxy materials, as applicable, is being delivered to multiple stockholders sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the

Notice of Internet Availability or proxy materials, as applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Corporate Secretary to request that only a single copy be delivered in the future.

Where can I find the Company’s Annual Report on Form 10-K?

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2016 with the SEC on August 12, 2016. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website at newscorp.com under “Investor Relations—SEC Filings” and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 416-3248 or by email at investor@newscorp.com.

How can I elect to receive future proxy materials electronically?

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future News Corporation proxy statements, annual reports and related materials

    2016 Proxy Statement  |  65

INFORMATION ABOUT THE ANNUAL MEETING

electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home. If you are interested in participating in this electronic delivery program, you should select the “Electronic Delivery” link in the

“Investor Relations” section of the Company’s website at www.newscorp.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

Voting Instructions and Information

Who is entitled to vote at the Annual Meeting?

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 199,630,240 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and 381,692,388 shares of non-voting Class A Common Stock outstanding.

The Company’s shares are also traded on the ASX in the form of CHESS Depositary Interests, or CDIs. CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, as applicable, at the rate of one CDI per one such share of Common Stock. Holders of CDIs exchangeable for Class B Common Stock have a right to direct CHESS Depositary Nominees Pty Ltd, the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.

Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock or Class B CDIs.

What is the difference between a stockholder of record and a stockholder who holds in street name?

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.

When is the Record Date?

The Board has fixed the close of business on October 11, 2016 as the Record Date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy.

How do I inspect the list of stockholders of record?

A list of the stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

What does it mean to give a proxy?

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or, if no instructions are specified, the shares represented by the proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.

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How do I vote?

If you hold Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) November 9, 2016. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy-to-follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction form (for those holders who have received a hard copy of the proxy card or voting instruction form). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. If you have received, by request, a hard copy of the proxy card or voting instruction form, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction form and return it in the envelope provided so that it is received prior to the Annual Meeting.

If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on November 7, 2016. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy-to-follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction form (for those CDI holders who have received a hard copy of the voting instruction form). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction form, and wish to submit your proxy by mail, you should complete and return the voting instruction form to the Australian share registrar by 5:00 p.m. (Australian Eastern Daylight Time) on November 7, 2016.

Can I vote in person at the Annual Meeting?

While the Company encourages stockholders to vote in advance by proxy, holders of Class B Common Stock also have the option of attending the Annual Meeting and voting their shares of Class B Common Stock in person at the Annual Meeting. All of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Annual Meeting, subject to compliance with the procedures further described below under “—Attending the Annual Meeting,” but only holders of Class B Common Stock may vote in person at the Annual Meeting.

If you are a beneficial holder of Class B Common Stock that intends to vote in person at the Annual Meeting, you must obtain and provide when you request an admission ticket a properly executed proxy issued in your name from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Holders of Class B CDIs may attend the Annual Meeting and vote in advance via Internet or mail, but may not vote in person at the Annual Meeting.

Please cast your vote as soon as possible by:
visiting www.proxyvote.com (Common Stock) or www.investorvote.com.au (CDIs)	mailing your signed proxy card or voting instruction form	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903 (Common Stock only)

How can I revoke a proxy or change my vote?

If you are a stockholder of record of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to the voting at the Annual Meeting:

■	by notifying in writing our Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036;
■	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
■	by submitting a later-dated proxy card; or
■	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet.

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INFORMATION ABOUT THE ANNUAL MEETING

If you are a beneficial owner of Class B Common Stock and have instructed a broker, bank or other nominee to vote your shares, you may follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated voting instruction form before 5:00 p.m. (Australian Eastern Daylight Time) on November 7, 2016. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Daylight Time) on November 7, 2016.

How many shares must be represented in person or by proxy to hold the Annual Meeting?

In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date (a “quorum”) must be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares or CDIs by telephone or Internet to ensure that they will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

What votes are required to approve each of the proposals?

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 11 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Selection of Independent Registered Public Accounting Firm. Ratification of the selection of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending

June 30, 2016 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Advisory Vote to Approve Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Stockholder Proposal. If properly presented at the Annual Meeting, we will consider the proposal to be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

What is a broker non-vote?

A “broker non-vote” occurs when you do not give instructions to your broker, bank or nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock or CDIs. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the selection of E&Y as the Company’s independent registered public accounting firm, but cannot vote your shares on any other matters being considered at the Annual Meeting.

Who will tabulate the vote?

A representative of American Election Services, LLC has been appointed to act as an independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

How are proxies solicited, and who bears the cost of this solicitation?

This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at Annual Meeting and at any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Company. We have engaged Morrow Sodali Global LLC to solicit proxies for an estimated fee of $15,000, plus expenses, and Global Proxy Solicitation Pty Limited to solicit proxies for an estimated fee of $15,000 Australian dollars. Proxies will be solicited principally through the use of

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INFORMATION ABOUT THE ANNUAL MEETING

the mail or electronically, but Directors, officers and regular employees of the Company may also solicit proxies in person, electronically, by telephone or by mail, without any additional compensation. Also, the

Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Attending the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be held on November 10, 2016 at 3:00 p.m. (Pacific Time) at the Darryl F. Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035. Please see the map and directions in Appendix A.

How do I obtain admission to the Annual Meeting?

If you are planning to attend the Annual Meeting in person, you must request an admission ticket in advance, and your request must be received by 5:00 p.m. (Eastern Time) on November 7, 2016. All attendees will be required to present the admission ticket and a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting.

You may request an admission ticket by:

■	visiting newscorp.com/2016am and following the instructions provided;
■	sending an e-mail to the Corporate Secretary at 2016AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card;
■	calling the Corporate Secretary at (212) 416-3400; or
■	sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card.

If you are a stockholder of record, your ownership of common stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket. If you are a beneficial owner and hold your shares of common stock in “street name” (i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee), you will need to provide to the

Corporate Secretary evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the stockholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the stockholder of record. Requests for admission tickets will be processed in the order in which they are received and must be received by 5:00 p.m. (Eastern Time) on November 7, 2016.

Seating at the Annual Meeting will begin at 2:00 p.m. (Pacific Time) on November 10, 2016. Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Registration will close ten minutes before the Annual Meeting begins. If you do not provide an admission ticket and valid, government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 416-3400 or send an email to 2016AnnualMeeting@newscorp.com and identify your specific need no later than 5:00 p.m. (Eastern Time) on November 7, 2016.

Can I listen to the Annual Meeting on the Internet?

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

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INFORMATION ABOUT THE ANNUAL MEETING

2017 Annual Meeting of Stockholders

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at our principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than June 14, 2017 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2017 proxy statement and proxy.

Additionally, notice of stockholder proposals and nominations made outside the processes of Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices, in accordance with the requirements of the By-laws, not earlier than the close of business on July 13, 2017 and not later than the close of business on August 12, 2017; provided, however, that in the event that the 2017 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2016 Annual Meeting of Stockholders, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2017 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2017 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting of Stockholders is first made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.

Other Matters

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors,

David B. Pitofsky
General Counsel

New York, NY
October 12, 2016

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   APPENDIX A: MAP AND DIRECTIONS

NEWS CORPORATION ANNUAL MEETING OF STOCKHOLDERS

Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure.

NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS.

Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure.

YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP.

News Corp

CENTURY PARK EAST
SANTA MONICA BLVD
CONSTELLATION BLVD
GALAXY WAY
AVENUE OF THE STARS
CENTURY PLAZA HOTEL
ST REGIS
FOX PLAZA
CENTURY CITY SHOPPING & MARKET PLACE
SOLAR WAY
(CPW) CENTURY PARK WEST PARKING STRUCTURE
E
OLYMPIC BLVD
FOX STUDIOS
CENTURY PARK WEST
PICO BLVD
MOTOR AVE.
N
MAP LEGEND
SHUTTLE POINT
E PARKING ENTRANCE

DIRECTIONS TO CENTURY PARK WEST PARKING STRUCTURE

From LAX
Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.

From East
Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point.

From North
Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.

From South
Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point.

CENTURY PARK WEST PARKING STRUCTURE

2030 CENTURY PARK WEST
LOS ANGELES, CA 90067

News Corp

1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by News Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to News Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14220-P82109

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWS CORPORATION

Company Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1. Election of 11 Directors

	For	Against	Abstain
1a. K. Rupert Murdoch	☐	☐	☐
1b. Lachlan K. Murdoch	☐	☐	☐
1c. Robert J. Thomson	☐	☐	☐
1d. José María Aznar	☐	☐	☐
1e. Natalie Bancroft	☐	☐	☐
1f. Peter L. Barnes	☐	☐	☐
1g. Elaine L. Chao	☐	☐	☐
1h. Joel I. Klein	☐	☐	☐
1i. James R. Murdoch	☐	☐	☐
1j. Ana Paula Pessoa	☐	☐	☐
1k. Masroor Siddiqui	☐	☐	☐
2. Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2017.	☐	☐	☐
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

Stockholder Proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

	For	Against	Abstain
4. Elimination of the Company's Dual Class Capital Structure.	☐	☐	☐

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

NEWS CORPORATION ANNUAL MEETING OF STOCKHOLDERS
Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure.
NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS.
Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure.
YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP.
News Corp
DIRECTIONS TO CENTURY PARK WEST PARKING STRUCTURE
From LAX
Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.
From East
Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point.
From North
Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.
From South
Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point.
CENTURY PARK EAST
SANTA MONICA BLVD
CONSTELLATION BLVD
GALAXY WAY
AVENUE OF THE STARS
CENTURY PLAZA HOTEL
ST REGIS
FOX PLAZA
CENTURY CITY SHOPPING & MARKET PLACE
SOLAR WAY
(CPW) CENTURY PARK WEST PARKING STRUCTURE
E
OLYMPIC BLVD
FOX STUDIOS
MOTOR AVE.
PICO BLVD
N
MAP LEGEND
SHUTTLE POINT
E PARKING ENTRANCE
CENTURY PARK WEST
CENTURY PARK WEST PARKING STRUCTURE
2030 CENTURY PARK WEST
LOS ANGELES, CA 90067

If you plan to attend the Annual Meeting on November 10, 2016, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 5:00 p.m. Eastern Time on November 7, 2016. On the day of the Annual Meeting, each stockholder will be required to present a valid, government-issued photo identification such as a driver's license or passport with such stockholder's admission ticket. Seating will begin at 2:00 p.m. Pacific Time and the Annual Meeting will begin at 3:00 p.m. Pacific Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E14221-P82109

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS
of News Corporation
The Annual Meeting of Stockholders will be held at the
Darryl F. Zanuck Theatre
at Fox Studios
10201 West Pico Boulevard
Los Angeles, California 90035
on November 10, 2016
3:00 p.m. Pacific Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF NEWS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 10, 2016

The undersigned, a stockholder of News Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Robert J. Thomson and Bedi Ajay Singh and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 10, 2016 at 3:00 p.m. Pacific Time in the Auditorium at the Darryl F. Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035, or at any adjournment or postponement thereof, upon the matters set forth in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)

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